UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

3M Company
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Inge G. Thulin
Chairman of the Board, President and
Chief Executive Officer

March 27, 2013

Dear Stockholder:

        We are pleased to invite you to attend 3M's Annual Meeting of Stockholders, which will be held on Tuesday, May 14, 2013, at 10:00 a.m., Central Daylight Time at the RiverCentre, 175 West Kellogg Boulevard, St. Paul, Minnesota.

        Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. We will report on Company operations and discuss our future plans. There will also be time for your questions and comments.

        The fine attendance of our stockholders at Annual Meetings over the years has been very helpful in maintaining good communication. We sincerely hope you will be able to join us. For information on how to attend the Annual Meeting, please read "Annual Meeting Admission" on page 1 of this Proxy Statement. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote your proxy on the Internet, by telephone, or, if this Proxy Statement was mailed to you, by completing and mailing the enclosed traditional proxy card. Please review the instructions on the proxy card or the electronic proxy material delivery notice regarding each of these voting options.

        Thank you for your ongoing support of 3M.

Sincerely,

2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2013 ANNUAL MEETING AND PROXY STATEMENT

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3M COMPANY

3M Center, St. Paul, Minnesota 55144

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time on Tuesday, May 14, 2013
PLACE	RiverCentre 175 West Kellogg Boulevard St. Paul, Minnesota 55102
ITEMS OF BUSINESS	(1) Elect the eleven directors identified in this Proxy Statement, each for a term of one year.
(2) Ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm for 2013.
(3) Advisory approval of executive compensation.
(4) Consider two stockholder proposals, if properly presented at the meeting. See the Table of Contents for a description of the stockholder proposals.
(5) Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
ADJOURNMENTS AND POSTPONEMENTS
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
ANNUAL REPORT
Our 2012 Annual Report, which is not part of the proxy soliciting materials, is enclosed if the proxy materials were mailed to you. The Annual Report is accessible on the Internet by visiting www.proxyvote.com, if you have received the Notice of Internet Availability of Proxy Materials, or previously consented to the electronic delivery of proxy materials.
RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Friday, March 15, 2013.
MEETING ADMISSION
An admission ticket or proof of ownership of 3M stock, as well as photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is your proxy card or Notice of Internet Availability of Proxy Materials. If your shares are held in the name of a bank, broker, or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting. If this Proxy Statement was mailed to you, your admission ticket is included in the mailings. Please refer to the section entitled "Annual Meeting Admission" on page 1 for further details.
VOTING
For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board of Directors,

GREGG M. LARSON Deputy General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2013: The Notice of Annual Meeting, Proxy Statement, and the 2012 Annual Report are available at www.proxyvote.com. Enter the 12-digit control number located in the box next to the arrow on the Notice of Internet Availability of Proxy Materials or proxy card to view these materials.

THIS PROXY STATEMENT AND PROXY CARD, OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, ARE BEING DISTRIBUTED ON OR ABOUT MARCH 27, 2013.

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PROXY STATEMENT

        The Board of Directors (the "Board") of 3M Company, a Delaware corporation ("3M" or the "Company") is soliciting proxies for the Company's Annual Meeting of Stockholders. You are receiving a Proxy Statement because you own shares of 3M common stock that entitle you to vote at the meeting. By use of a proxy you can vote, whether or not you attend the meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

        The information included in this Proxy Statement relates to proposals to be voted on at the meeting (if properly presented), the voting process, 3M's Board and Board committees, the compensation of directors and certain executive officers, and other required information.

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is to elect the directors identified in this Proxy Statement and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

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  How do I attend the 2013 Annual Meeting? What do I need to bring?

    Only stockholders are invited to attend the meeting. An admission ticket or proof of ownership of 3M stock, along with photo identification, must be presented in order to be admitted to the Annual Meeting.

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    If you are a registered stockholder (a stockholder of record), the top half of your proxy card or your Notice of Internet Availability of Proxy Materials is your admission ticket.

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    If you hold your shares through a broker, bank or otherwise in street name, please bring one of the following: a copy of the Notice of Internet Availability of Proxy Materials or voting instruction form received from your broker, a brokerage statement reflecting your ownership as of the record date March 15, 2013, a letter from your broker or bank, or other evidence of 3M stock ownership as of the record date.

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    If this Proxy Statement was mailed to you, your admission ticket is included in the mailings.

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    If you received your notice of the 2013 Annual Meeting by e-mail, please bring a printout of the e-mail.

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    You can print an admission ticket at www.proxyvote.com. You will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials or your proxy card.

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    If you are not a record date stockholder, you may be admitted to the 2013 Annual Meeting only if you have a valid legal proxy from a record date stockholder. Any holder of a proxy must present the proxy card, properly executed, and a copy of the proof of ownership.

        If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting. All cell phones must be turned off during the meeting.

 Information about the Notice of Internet Availability of Proxy Materials

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  Why did I receive the Notice of Internet Availability of the proxy materials and not the printed proxy materials?

    This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

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  Why didn't I receive the Notice of Internet Availability of Proxy Materials in the mail?

    We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice.

    In addition, we are providing the Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the Web site where those materials are available and a link to the proxy voting Web site.

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  How do I view the proxy materials online?

    Go to www.proxyvote.com and follow the instructions to view the materials. It is necessary to provide the information printed in the box marked by the arrow located on your Notice. (See example below — the information in the box is an example only — your number will be different and is unique to you.)

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  What if I still prefer to receive a paper copy of the proxy materials?

    You can easily request a paper copy at no cost by selecting from one of the three options below. You will need the information on the Notice that is printed in the box marked by the arrow (see example above — the information in the box is an example only — your number will be different and is unique to you).

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    By INTERNET at www.proxyvote.com;

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    By TELEPHONE, toll-free at 800-579-1639; or

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    By sending an E-MAIL to sendmaterial@proxyvote.com; simply enter the information in the box next to the arrow from your Notice in the subject line. No other information is necessary.

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  Can I request to receive my materials by e-mail rather than receive the Notice of Internet Availability of Proxy Materials?

    You may request to receive proxy materials for all future meetings by e-mail by going to www.proxyvote.com or www.investordelivery.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the Web site where those materials are available and a link to the proxy voting Web site. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

        Please note that you MAY NOT USE YOUR Notice of Internet Availability of Proxy Materials to vote your shares; it is NOT a form for voting. If you send the Notice of Internet Availability of Proxy Materials back your vote will not count.

        For more information about the Notice of Internet Availability of Proxy Materials, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.

Stockholders Entitled to Vote

        Each share of our common stock outstanding as of the close of business on March 15, 2013, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were approximately 690,763,500 shares of common stock issued and outstanding.

        Most 3M stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

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  STOCKHOLDER OF RECORD — If your shares are registered directly in your name with 3M's Transfer Agent, Wells Fargo Bank, N.A., you are considered the stockholder of record of those shares and the Notice of Internet Availability of Proxy Materials, or if you requested, these proxy materials are being sent directly to you by 3M. As the stockholder of record, you have the right to grant your voting proxy directly to 3M or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading "Voting Methods."

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  BENEFICIAL OWNER — If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting, unless you obtain a legal proxy from the broker, trustee, or nominee. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading "Voting Methods."

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  If your shares are held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you are considered the beneficial owner of these shares and the trustee of the plans is the stockholder of record. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan may also direct the trustee how to vote a proportionate number of allocated shares of common stock for which it has not received direction by following the same voting instructions. If you fail to direct the trustee how to vote your shares by following these voting instructions, the trustee will vote your shares as described in the voting instructions. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading "Voting Methods."

Proposals You Are Asked to Vote On and the Board's Voting Recommendations

        The following proposals are included in this Proxy Statement and are scheduled to be voted on at the meeting. 3M's Board recommends that you vote your shares as indicated below.

	Proposals:	The Board's Voting Recommendations:

1.	The election of the eleven directors identified in this Proxy Statement.	"FOR" each nominee to the Board

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm for 2013.	"FOR"

3.	Advisory approval of executive compensation.	"FOR"

4.	Stockholder proposal on action by written consent.	"AGAINST"

5.	Stockholder proposal on prohibiting political spending from corporate treasury funds.	"AGAINST"

        Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, any of the persons appointed by the Board of Directors as proxy holders — Gregg M. Larson, David W. Meline, and Inge G. Thulin — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

Voting Requirements to Elect Directors and Approve Each of the Proposals Described in this Proxy Statement

        Quorum — The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        Broker Vote — Under New York Stock Exchange (NYSE) rules, brokers are permitted to vote their clients' shares in "routine" matters (such as ratification of auditors) so long as the beneficial owner of those shares did not provide voting instructions to the broker at least ten days before the stockholder meeting. Uncontested director elections, stockholder proposals, executive compensation matters, including say-on-pay, say-on-frequency of say-on-pay, and say-on golden-parachutes, are not considered "routine" matters for purposes of this rule. As a result, if you do not provide your broker with instructions as to how to vote your shares, your broker will be prohibited from voting on Proposals 1, 3, 4, and 5.

        If you are a beneficial owner (other than as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan), your bank, broker, or other holder of record is permitted to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013, even if the record holder does not receive voting instructions from you.

        Election of Directors — In accordance with 3M's Bylaws, each director is elected by the vote of the majority of votes cast (which means the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election with "abstentions" and "broker non-votes" not counted as a vote cast either "for" or "against" that director's election) with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Company first mails its notice of meeting for such meeting to the Company's stockholders, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast (which means that the nominees who receive the most affirmative votes are elected to serve as directors).

        For an election where the majority vote standard applies, the Nominating and Governance Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

        An incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election (as defined above) and who tenders his or her resignation pursuant to the procedures described above shall remain active and engaged in Board activities while the Nominating and Governance Committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken; provided, however, it is expected that such incumbent director shall not participate in any proceedings by the Nominating and Governance Committee or the Board regarding whether to accept or reject such director's resignation, or whether to take other action with respect to such director.

        If the Board of Directors accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws.

        All Other Proposals — The affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve Proposals Nos. 2 through 5. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes "FOR" or "AGAINST" the proposal. An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote "AGAINST". The stockholder proposals are presented as requests to the Board to take action.

Voting Methods

        If you hold shares directly as the stockholder of record, you may vote by granting a proxy or vote in person at the Annual Meeting by requesting a ballot, or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you may vote by submitting voting instructions to the trustee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Please refer to the summary instructions below and those included on your Notice of Internet Availability of Proxy Materials or proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

        The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, up until 10:59 p.m. (Central Daylight Time) on May 13, 2013. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan may instruct the trustee how to vote their shares via the Internet, by telephone, or by signing and returning the proxy card by 10:59 p.m. (Central Daylight Time) on May 9, 2013.

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  VOTE BY INTERNET — www.proxyvote.com — If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card or the Notice of Internet Availability of Proxy Materials in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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  VOTE BY TELEPHONE — 1-800-690-6903 — If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card or the Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions.

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  VOTE BY MAIL — You may vote by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided so that it is received by May 13, 2013 (by May 9, 2013 for participants in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan), to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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  VOTE IN PERSON — If you are a stockholder of record, you may grant your proxy to 3M or vote in person at the Annual Meeting by requesting a ballot at the meeting. If you are a street name holder, you may vote in person at the Annual Meeting only if you obtain a legal proxy from your broker, trustee, or nominee.

        All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

        You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). You may also accomplish this by granting a new proxy or by voting in person at the Annual Meeting.

Counting the Vote

        In the election of directors, you may vote "FOR" or "AGAINST" one or more of the nominees or you may "ABSTAIN". Abstentions will have no effect on the outcome of the election of directors. For Proposals Nos. 2 through 5, you may vote "FOR", "AGAINST", or "ABSTAIN", except that if you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the 3M Voluntary Investment Plan and

Employee Stock Ownership Plan or the 3M Savings Plan will be voted by the trustee as described in "Stockholders Entitled to Vote" beginning on page 2.

        Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspectors of election.

Confidentiality

        The Company's Board of Directors has a policy that all stockholder proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes must be independent and cannot be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to 3M management.

Results of the Vote

        We will announce preliminary voting results for those items of business properly presented at the meeting and disclose the preliminary results for those items (or final results if available) in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days of the Annual Meeting date. A news release with voting results will also be available on our Web site at www.3M.com/profile/pressbox/index.jhtml.

Delivery of Documents to Stockholders Sharing an Address

        Securities and Exchange Commission rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by calling 1-800-579-1639, by going to the following Web site: www.proxyvote.com, or by e-mail at sendmaterial@proxyvote.com, or in writing to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, if your household received multiple sets of proxy materials this year, and members of your household who are entitled to receive proxy materials would all prefer to receive only a single set of proxy materials, you may submit such a request as specified in the preceding sentence.

        If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

List of Stockholders

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 7:45 a.m. and 4:30 p.m. (Central Time), at our principal executive offices at 3M Center, Building 220-13E-34, St. Paul, Minnesota 55144-1000, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

        3M will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $20,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

        Our Transfer Agent is Wells Fargo Bank, N.A. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Wells Fargo Bank, N.A. at 1-800-401-1952 (U.S.), 651-450-4064 (outside the U.S.), www.wellsfargo.com/shareownerservices, or in writing, P.O. Box 64854, St. Paul, MN 55164-0854.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that, along with the Certificate of Incorporation, Bylaws, charters of the Board committees, and Code of Business Conduct and Ethics, provide the framework for the governance of the Company. The Board's Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines, the Certificate of Incorporation, Bylaws, charters of the Board committees, and Code of Business Conduct and Ethics are available on our Web site at www.3M.com, under Investor Relations — Corporate Governance.

Executive Sessions

        Independent directors regularly meet in executive sessions without the Chairman and CEO or other members of management present to review the criteria upon which the performance of the Chairman and CEO is based, to review the performance of the Chairman and CEO against those criteria, to ratify the compensation of the Chairman and CEO as approved by the Compensation Committee, and to discuss any other relevant matters.

Board's Leadership Structure

        The Board's leadership structure is characterized by:

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  a combined Chairman of the Board and CEO;

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  a strong, independent, and highly experienced Lead Director with well-defined responsibilities that support the Board's oversight responsibilities;

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  a robust Committee structure comprised entirely of independent directors with oversight of various types of risks; and

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  an engaged and independent Board.

        The Board of Directors believes that this leadership structure provides independent board leadership and engagement while deriving the benefit of having our CEO also serve as Chairman of the Board. As the individual with primary responsibility for managing the Company's day-to-day operations and with in-depth knowledge and understanding of the Company, he is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with an independent Lead Director, this combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board's oversight responsibilities and the day-to-day management of business operations.

        The Board believes that adopting a rigid policy on whether to separate or combine the positions of Chairman of the Board and Chief Executive Officer (CEO) would inhibit the Board's ability to provide for a leadership structure that would best serve stockholders. As a result, the Board has rejected adopting a policy permanently separating or combining the positions of Chairman and CEO in its Corporate Governance Guidelines, which are reviewed at least annually and available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Instead, the Board adopted an approach that allows it, in representing the stockholders' best interests, to decide who should serve as Chairman or CEO, or both, under present or anticipated future circumstances.

        The Board believes that combining the roles of CEO and Chairman contributes to an efficient and effective Board. The Board believes that to drive change and continuous improvement within the Company, tempered by respect for 3M's traditions and values, the CEO must have maximum authority.

The CEO is primarily responsible for effectively leading significant change, improving operational efficiency, driving growth, managing the Company's day-to-day business, managing the various risks facing the Company, and reinforcing the expectation for all employees of continuing to build on 3M's century-old tradition of uncompromising honesty and integrity.

        The Board believes that the Company's corporate governance measures ensure that strong, independent directors continue to effectively oversee the Company's management and key issues related to executive compensation, CEO evaluation and succession planning, strategy, risk, and integrity. The Corporate Governance Guidelines provide, in part, that (i) independent directors comprise a substantial majority of the Board; (ii) directors are elected annually with majority vote standard in uncontested director elections; (iii) only independent directors serve on the Audit, Compensation, Finance, and Nominating and Governance Committees; (iv) the committee chairs establish their respective agendas; (v) the Board and committees may retain their own advisors; (vi) the independent directors have complete access to management and employees; (vii) the independent directors meet in executive session without the CEO or other employees during each regular Board meeting; and (viii) the Board and each committee regularly conduct a self-evaluation to determine whether it and its committees function effectively. The Board has also designated one of its members to serve as Lead Director, with responsibilities (described in the next section) that are similar to those typically performed by an independent chairman.

Lead Independent Director

        The 3M Board of Directors has designated one of its members to serve as a Lead Director, with responsibilities that are similar to those typically performed by an independent chairman ("Lead Director"). Michael L. Eskew was appointed Lead Director by the independent directors effective November 12, 2012, succeeding Dr. Vance Coffman who served as Lead Director since 2006. Michael Eskew is a highly experienced director, currently serving on the boards of United Parcel Service, Inc., International Business Machines Corp., and Eli Lilly and Company, and was the former Chairman and CEO of United Parcel Service, Inc. His responsibilities include, but are not limited to, the following:

  •
  Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

  •
  Acts as a key liaison between the Chairman/CEO and the independent directors;

  •
  Approves the meeting agendas for the Board, and approves the meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  Has the authority to approve the materials to be delivered to the directors in advance of each Board meeting and provides feedback regarding the quality, quantity, and timeliness of those materials (this duty not only gives the Lead Director approval authority with respect to materials to be delivered to the directors in advance of each Board meeting but also provides a feedback mechanism so that the materials may be improved for future meetings);

  •
  Has the authority to call meetings of the independent directors;

  •
  Communicates Board member feedback to the Chairman/CEO (except that the chair of the Compensation Committee leads the discussion of the Chairman/CEO's performance and communicates the Board's evaluation of that performance to the Chairman/CEO);

  •
  If requested by major stockholders, ensures that he is available, when appropriate, for consultation and direct communication; and

  •
  Performs such other duties as requested by the independent directors.

 Communication with Directors

        The Board of Directors has adopted the following process for stockholders and other interested parties to send communications to members of the Board. Stockholders and other interested parties may communicate with the Lead Director, the chairs of the Audit, Compensation, Finance, and Nominating and Governance Committees of the Board, or with any of our other independent directors, or all of them as a group, by sending a letter to the following address: Corporate Secretary, 3M Company, 3M Center, Building 220-13E-34, St. Paul, MN 55144-1000.

Director Independence

        The Board of Directors has adopted a formal set of Director Independence Guidelines with respect to the determination of director independence, the full text of which is available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. In accordance with these Guidelines, a director or nominee for director must be determined to have no material relationship with the Company other than as a director. The Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Guidelines also prohibit Audit Committee members from having any direct or indirect financial relationship with the Company, and restrict both commercial and not-for-profit relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

        In accordance with these Guidelines, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates in each of the most recent three completed fiscal years. The Board also considered whether there were any transactions or relationships between the Company and directors or any member of a director's immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). The Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been officers. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for each of the directors, Linda G. Alvarado, Herbert L. Henkel, and Muhtar Kent, the annual amount of sales to 3M by the company where she or he serves (or served) as an executive officer, and purchases by that company from 3M, and determined that the amount of sales and purchases in each fiscal year was below one percent of the annual revenues of each of those companies, the threshold set forth in the Director Independence Guidelines. The Board also considered charitable contributions to not-for-profit organizations with which our directors or immediate family members are affiliated, none of which approached the threshold set forth in our Director Independence Guidelines.

        As a result of this review, the Board affirmatively determined that the following directors are independent under these Guidelines: Linda G. Alvarado, Vance D. Coffman, Michael L. Eskew, W. James Farrell, Herbert L. Henkel, Muhtar Kent, Edward M. Liddy, Robert S. Morrison, Aulana L. Peters, and Robert J. Ulrich. The Board has also determined that no members of the Audit Committee received any compensation from the Company other than directors' fees. Inge G. Thulin, Chairman of the Board, President and Chief Executive Officer, is considered to not be independent because of his employment by the Company.

 Director Nomination Process

Role of the Nominating and Governance Committee

        The Nominating and Governance Committee (the "Committee") identifies individuals who the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of stockholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of stockholders, the Committee seeks to identify individuals who the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and may recommend one or more of such individuals for appointment to the Board.

Nominees Proposed by Stockholders for Consideration by the Committee

        The Committee has a policy to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors. Stockholders proposing individuals for consideration by the Committee must include at least the following information about the proposed nominee: the proposed nominee's name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Stockholders should send the required information about the proposed nominee to:

  Corporate Secretary
  3M Company
  3M Center
  Building 220-13E-34
  St. Paul, MN 55144-1000.

        In order for an individual proposed by a stockholder to be considered by the Committee for recommendation as a Board nominee for the 2014 Annual Meeting, the Corporate Secretary must receive the proposal by November 27, 2013. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company). The Corporate Secretary will send properly submitted stockholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by stockholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Stockholder Nominations

        In addition, 3M's Bylaws permit stockholders to nominate directors at an Annual Meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company's Bylaws. With respect to nominations to be acted upon at our 2014 Annual Meeting, our Bylaws would require, among other things, that the Corporate Secretary receive written notice from the record stockholder no earlier than January 14, 2014, and no later than February 13, 2014. The notice must contain the information required by the Bylaws, a copy of which is available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Nominations received after February 13, 2014, will not be acted upon at the 2014 Annual Meeting.

Board Membership Criteria

        3M's Corporate Governance Guidelines contain Board Membership Criteria which include a list of skills and characteristics expected to be represented on 3M's Board. The Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board, itself, will be a high performance organization creating competitive advantage for the Company. To perform as such, the Board will be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders. The Committee's and the Board's assessment of Board candidates includes, but is not limited to, consideration of:

  (i)
  Roles and contributions valuable to the business community;

  (ii)
  Personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards;

  (iii)
  Relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government, and the like; and

  (iv)
  Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.

        In addition to these minimum requirements, the Committee will also evaluate whether the nominee's skills are complementary to the existing Board members' skills, the Board's needs for particular expertise in fields such as business, manufacturing, technology, finance and accounting, marketing, international business, government, or other areas of expertise, and assess the nominee's impact on Board dynamics and effectiveness.

Diversity

        The Board of Directors values diversity as a factor in selecting nominees to serve on the Board because its experience is that diversity provides significant benefit to the Board and the Company. Although there is no specific policy on diversity, the Committee considers the Board Membership Criteria in selecting nominees for directors, including diversity of background and experience. Such considerations may include gender, race, national origin, functional background, executive or professional experience, and international experience.

Identification, Evaluation, and Selection of Nominees

        The Committee periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee considers qualified nominees from several sources, including current Board members and nominees recommended by stockholders and other persons.

        The Committee may from time to time retain a director search firm to help the Committee identify qualified director nominees for consideration by the Committee. The Committee retained SpencerStuart in 2012 to help identify future board candidates.

        The Committee evaluates qualified director nominees at regular or special Committee meetings against the Board Membership Criteria described above then in effect and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates that meet the Board Membership Criteria and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for election to the Board.

 Board's Role in Risk Oversight

        The Board has delegated to the Audit Committee through its charter the primary responsibility for the oversight of risks facing the Company. The charter provides that the Audit Committee shall "discuss policies and procedures with respect to risk assessment and risk management, the Company's major risk exposures and the steps management has taken to monitor and mitigate such exposures."

        The Vice President and General Auditor, Corporate Auditing ("Auditor"), whose appointment and performance is reviewed and evaluated by the Audit Committee and who has direct reporting obligations to the Audit Committee, is responsible for leading the formal risk assessment and management process within the Company. The Auditor, through consultation with the Company's senior management, periodically assesses the major risks facing the Company and works with those executives responsible for managing each specific risk. The Auditor periodically reviews with the Audit Committee the major risks facing the Company and the steps management has taken to monitor and mitigate those risks. The Auditor's risk management report, which is provided in advance of the meeting, is reviewed with the entire Board by either the Chair of the Audit Committee or the Auditor. The executive responsible for managing a particular risk may also report to the full Board on how the risk is being managed and mitigated.

        While the Board's primary oversight of risk is with the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees the risks associated with the Company's compensation practices, including an annual review of the Company's risk assessment of its compensation policies and practices for its employees. The Finance Committee oversees risks associated with the Company's capital structure, its credit ratings and its cost of capital, long-term benefit obligations, and the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodities, and interest rates. The Nominating and Governance Committee oversees the risks associated with the Company's overall governance and its succession planning process to understand that the Company has a slate of future, qualified candidates for key management positions.

        The Board believes that its oversight of risks, primarily through delegation to the Audit Committee, but also through delegation to other committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a diversified technology and manufacturing company like 3M. The chair of each committee that oversees risk provides a summary of the matters discussed with the committee to the full Board following each committee meeting. The minutes of each committee meeting are also provided to all Board members. The Board also believes its oversight of risk is enhanced by its current leadership structure (discussed above) because the CEO, who is ultimately responsible for the Company's management of risk, also chairs regular Board meetings, and with his in-depth knowledge and understanding of the Company, is best able to bring key business issues and risks to the Board's attention.

3M Business Conduct Policies

        More than a century of operating with honesty and integrity has earned 3M trust from our customers, credibility with our communities, and dedication from our employees. All of our employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by 3M's business conduct policies to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a companywide focus on uncompromising honesty and integrity in every aspect of our operations. Our business conduct policies cover many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the business conduct policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees or others of concerns regarding questionable accounting or auditing matters. Information on how to submit any such communications can be found on 3M's Web site at http://www.3M.com/busconducttrain/.

        The Board of Directors has adopted a Code of Business Conduct and Ethics for directors of the Company. This Code incorporates long-standing principles of conduct the Company and the Board follow to ensure the Company's business and the activities of the Board are conducted with integrity, adherence to the highest ethical standards, and in compliance with the law.

        The Company's Business Conduct Policies for employees and the Code of Business Conduct and Ethics for Directors are available on our Web site at www.3M.com under Investor Relations — Corporate Governance.

Related Person Transaction Policy and Procedures

        The Board of Directors has adopted a written Related Person Transaction Policy which is administered by the Nominating and Governance Committee. This Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person (as that term is defined in the Policy) has a direct or indirect material interest. Transactions that fall within this definition are referred to the Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee decides whether or not to approve a transaction and approves only those transactions that are in the best interests of the Company. In the course of its review and approval or ratification of a transaction, the Committee considers:

  1.
  the nature of the Related Person's interest in the transaction;

  2.
  the material terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

  3.
  the significance of the transaction to the Related Person;

  4.
  the significance of the transaction to the Company;

  5.
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

  6.
  any other matters the Committee deems appropriate.

        Any Committee member who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Committee which considers the transaction.

Policy on Adoption of a Rights Plan

        In 2002 and 2003, a 3M stockholder submitted a shareholder proposal to 3M regarding the approval process for adopting a stockholders' rights plan (also known as a "poison pill"). 3M does not have a rights plan and is not currently considering adopting one. The Board continues to believe, however, that there may be circumstances under which adoption of a rights plan would be necessary to give the Board the negotiating power and leverage to obtain the best result for 3M stockholders in the context of a takeover effort.

        Following consideration of the favorable vote the stockholder proposal received and in light of this belief, the Board adopted and has reaffirmed a statement of policy on this topic. The Board's policy is that it will only adopt a rights plan if either (1) stockholders have approved adoption of the rights plan or (2) the Board in its exercise of its fiduciary responsibilities, including a majority of the independent members of the Board, makes a determination that, under the circumstances existing at the time, it is in the best interests of 3M's stockholders to adopt a rights plan without the delay in adoption that would come from the time reasonably anticipated to seek stockholder approval.

        The Board has directed the Nominating and Governance Committee to review this policy statement on an annual basis and to report to the Board on any recommendations it may have concerning the policy. The terms of the policy, as in effect, are included in 3M's published Corporate Governance Guidelines and its Proxy Statement.

BOARD AND COMMITTEE MEMBERSHIP

        The Board currently has eleven directors and the following four Committees: Audit, Compensation, Finance, and Nominating and Governance. George Buckley retired from the Board when his term expired on May 8, 2012. On February 5, 2013, the Board of Directors elected Muhtar Kent as a director and appointed him as a member of the Audit and Finance committees effective April 1, 2013. The membership during 2012 and the function of each Committee are described below.

        During 2012, the Board of Directors held six regularly scheduled meetings and two telephonic meetings. Overall attendance at Board and committee meetings was 98 percent. Seven directors attended 100 percent and four directors attended an average of approximately 94 percent of the meetings of the Board and Board committees on which they served in 2012.

        The Company has a long-standing policy that directors are expected to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending. All directors attended last year's Annual Meeting of Stockholders.

        The Board and each Committee conducted an evaluation of their performance in 2012.

Name of Non-Employee Director	Audit	Compensation	Finance	Nominating and Governance

Linda G. Alvarado	X		X

Vance D. Coffman		X *		X

Michael L. Eskew	X		X *

W. James Farrell	X		X

Herbert L. Henkel	X *			X

Edward M. Liddy		X		X

Robert S. Morrison		X		X *

Aulana L. Peters		X	X

Robert J. Ulrich		X		X

X = Committee Member; * = Chair

Audit Committee

        In 2012, the Audit Committee met eight times. The Committee assists the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent registered public accounting firm (the "Independent Accounting Firm"), the performance of the Company's internal auditing department, and furnishes a report for inclusion in the Company's Proxy Statement. In addition, the Committee:

  •
  Reviews the Company's annual audited and quarterly consolidated financial statements;

  •
  Reviews the Company's financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

  •
  Reviews and discusses with management and the Independent Accounting Firm the Company's internal controls report and the Independent Accounting Firm's audit of internal controls over financial reporting;

  •
  By delegation to the chair, reviews earnings press releases prior to issuance;

  •
  Appoints, oversees, and approves compensation of the Independent Accounting Firm;

  •
  Reviews with the Independent Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permissible non-audit services provided by the Independent Accounting Firm;

  •
  Reviews findings and recommendations of the Independent Accounting Firm and management's response to the recommendations of the Independent Accounting Firm;

  •
  Discusses policies with respect to risk assessment and risk management, the Company's major risk exposures, and the steps management has taken to monitor and mitigate such exposures;

  •
  Periodically obtain reports from the Company's senior internal auditing executive, who has direct reporting obligations to the Committee, on the results of internal audits; and

  •
  Periodically obtain reports from the Company's Chief Compliance Officer, who has direct reporting obligations to the Committee, on compliance, and at least annually, on the implementation and effectiveness of the Company's compliance and ethics program.

        The Board of Directors has determined that all of the Audit Committee members (including Muhtar Kent, who joins the Audit Committee on April 1, 2013) are "independent," "financially literate," and have "accounting or related financial management expertise" under the New York Stock Exchange listing standards. The Board has also determined that all of the Audit Committee members — Herbert L. Henkel (chair), Linda G. Alvarado, Michael L. Eskew, W. James Farrell, and Muhtar Kent — are "audit committee financial experts" as that term is defined by applicable Securities and Exchange Commission regulations. The charter of the Audit Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Compensation Committee

        In 2012, the Compensation Committee met seven times. The Committee reviews the Company's compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, reviews and discusses with management of the Company the Compensation Discussion and Analysis prepared in accordance with the Securities and Exchange Commission's disclosure rules for executive compensation, and furnishes a report for inclusion in the Company's Proxy Statement. In addition, the Committee:

  •
  Reviews disclosures in the Company's Proxy Statement regarding advisory votes on executive compensation and the frequency of such votes;

  •
  Approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for employees of the Company;

  •
  Approves, subject to ratification by the independent directors of the Board, employment agreements and severance arrangements for the CEO, as appropriate;

  •
  Approves employment agreements and severance arrangements for the senior executives of the Company (other than the CEO), as appropriate;

  •
  Interprets and supervises the administration of the Company's stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs;

  •
  Reviews and makes recommendations to the Board of Directors concerning the design of the pension and other postretirement benefit plans that have a material financial impact upon the Company;

  •
  Annually reviews a risk assessment of the Company's compensation policies and practices for its employees; and

  •
  Periodically reviews human resource issues relating to the Company's policies and practices with respect to workforce diversity and equal employment opportunities.

        The Board of Directors has determined that all Compensation Committee members are "independent" under the New York Stock Exchange listing standards, including the listing standards applicable to compensation committee members. The Board has also determined that each Compensation Committee member qualifies as a "Non-Employee Director" under Rule 16b-3 of the Securities Exchange Act of 1934 and that each member (except Robert S. Morrison due to his service in 2005 as interim CEO), qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code. As a result, Mr. Morrison may participate in the discussion, but cannot vote on the Committee's decisions involving performance-based compensation. The charter of the Compensation Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Finance Committee

        In 2012, the Finance Committee met five times. The Committee assists the Board with its oversight of the Company's financial structure, including its overall capital structure, sources and uses of funds, the Company's financial condition and capital strategy, and financial risk management. In addition, the Committee:

  •
  Reviews and recommends for approval by the Board the dividend policy and the declaration of dividends or other forms of distributions on the Company's stock, such as stock splits in the form of a stock dividend;

  •
  Reviews and recommends for approval by the Board the repurchase of the Company's stock;

  •
  Reviews and recommends for approval by the Board the Company's short- and long-term borrowings;

  •
  Reviews and recommends for approval by the Board the registration and issuance of the Company's debt or equity securities, except in the case of the issuance of debt or equity securities in connection with a merger or acquisition transaction which is presented to the Board;

  •
  Periodically reviews the Company's ratings from credit rating agencies;

  •
  Reviews and recommends for approval by the Board an annual capital expenditure budget and revisions to that budget;

  •
  Reviews and recommends for approval by the Board capital expenditures in excess of $75,000,000;

  •
  Reviews and evaluates any risks associated with the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodity prices, and interest rates;

  •
  Periodically reviews the Company's insurance coverage; and

  •
  Periodically reviews the funding of the Company's pension and other benefit plans.

        The Board of Directors has determined that all Finance Committee members are "independent" under the New York Stock Exchange listing standards. The charter of the Finance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

 Nominating and Governance Committee

        In 2012, the Nominating and Governance Committee met six times. The Committee establishes Board membership criteria, assists the Board by identifying individuals qualified to become Board members, recommends to the Board matters of corporate governance, facilitates the annual review of the performance of the Board and its Committees, and periodically reviews CEO and management succession plans. In addition, the Committee:

  •
  Selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board, including stockholder nominees for director (submitted in accordance with the Company's Bylaws). The Committee considers all candidates in light of the Board membership criteria adopted by the Board of Directors;

  •
  Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its Committees, Board membership criteria, frequency of meetings, and recommends to the Board changes in compensation for nonemployee directors;

  •
  Reviews the Company's Corporate Governance Guidelines at least annually, and recommends any proposed changes to the Board for approval;

  •
  Develops and recommends to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;

  •
  Reviews and approves or ratifies any transaction between the Company and any related person, which is required to be disclosed under the rules of the Securities and Exchange Commission;

  •
  Develops and recommends to the Board for its approval an annual self-assessment process of the Board and its Committees and oversees the process;

  •
  Reviews periodically with the Chairman/CEO succession plans relating to positions held by elected corporate officers, and makes recommendations to the Board with respect to the selection of individuals to occupy these positions;

  •
  Periodically reviews the corporate contribution program and the activities of the 3M Foundation; and

  •
  Periodically reviews the Company's positions and engagement on important public policy issues affecting its business, including the political contributions of 3M and its Political Action Committee.

        The Board of Directors has determined that all Nominating and Governance Committee members are "independent" under the New York Stock Exchange listing standards. The charter of the Nominating and Governance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        The Nominating and Governance Committee periodically receives reports on the status of Board compensation in relation to other large U.S. companies and is responsible for recommending to the Board changes in compensation for nonemployee directors. In developing its recommendations, the Committee is guided by the following goals: compensation should fairly pay directors for work required in a company of 3M's size and scope, a significant portion of the total compensation should be paid in common stock to align directors' interests with the long-term interests of stockholders, and the structure of the compensation should be simple and transparent. Periodically, at the request of the Committee, Frederic W. Cook & Co., Inc. conducts a survey of director compensation at other large U.S. companies and provides expert advisory support to the Committee on the compensation of nonemployee directors. Neither the Company nor the Nominating and Governance Committee has any arrangement with any other compensation consultant who has a role in determining or recommending the amount or form of director compensation. Nonemployee directors' compensation includes the following compensation elements:

        Annual Compensation — In May 2012, the Nominating and Governance Committee considered a board compensation study prepared by Frederic W. Cook & Co., Inc. As a result of that study, the Committee recommended no increase in nonemployee director compensation. For 2012, the annual compensation for nonemployee directors was $245,000. Approximately 47 percent of the annual compensation (or $115,000) is payable in cash in four quarterly installments and approximately 53 percent of the annual compensation (or $130,000) is payable in common stock after the Annual Meeting. In addition, the chairs of the Finance and Nominating and Governance Committees each receive an additional annual fee of $15,000 and the chairs of the Audit and Compensation Committees each receive an additional annual fee of $20,000. The Lead Director receives an additional annual fee of $25,000. There are no meeting fees. In lieu of the cash fees, a director may elect to receive common stock of the Company. Nonemployee directors may also voluntarily defer all or part of their annual cash fees or stock award until they cease to be members of the Board.

          Deferred Stock — For directors who have made an election to defer their annual stock award or annual cash fees into a common stock equivalents account ("Deferred Stock"), the Company shall credit their account with a number of 3M common stock equivalents (including fractional share equivalents) equal to the number of actual shares of 3M common stock which could have been purchased with such deferred amounts on the first day of the calendar quarter using the closing price of 3M common stock on the New York Stock Exchange on the last business day immediately preceding such date. 3M common stock equivalents having a value equal to dividends paid on 3M common stock shall be credited to such an account on each dividend payment date. The share equivalents shall be determined by using the closing price of 3M common stock on the New York Stock Exchange on the sixth business day preceding the dividend record date. The Deferred Stock is fully vested upon grant but does not have voting rights. Appropriate adjustments shall be made to the accounts for stock splits, stock dividends, merger, consolidation, payment of dividends in other than cash, and similar circumstances affecting 3M common stock. The Deferred Stock will be distributed in 3M common stock to nonemployee directors beginning on January 1 of the year following the year in which they leave the Board in a lump sum or up to ten annual installments pursuant to their deferral elections.

        All Other Compensation — The column below showing "All Other Compensation" includes matching gifts. The nonemployee directors are eligible to participate in the Company's matching gift program on the same terms as 3M employees. Under this program, the 3M Foundation will match up to a total of $10,000 a year in contributions by the director to eligible institutions of higher education.

        The total 2012 compensation of our nonemployee directors is shown in the following table:

Nonemployee Directors	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Linda G. Alvarado	115,000	130,000	—	245,000

Vance D. Coffman*	156,640	130,000	10,000	296,640

Michael L. Eskew*	133,360	130,000	1,500	264,860

W. James Farrell	115,000	130,000	—	245,000

Herbert L. Henkel*	135,000	130,000	—	265,000

Edward M. Liddy	115,000	130,000	—	245,000

Robert S. Morrison*	130,000	130,000	10,000	270,000

Aulana L. Peters	115,000	130,000	10,000	255,000

Robert J. Ulrich	115,000	130,000	—	245,000

*
Committee Chair

(1)
This column reports the amount of all fees earned or paid in cash for services as a director.

(2)
This column represents the grant date fair value of the stock awards made in 2012, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The Company does not grant stock options to nonemployee directors except that Robert S. Morrison has 92,632 fully-vested stock options outstanding, which were previously granted to him as interim Chairman of the Board and Chief Executive Officer of the Company from June 30 to December 6, 2005. Since all stock awards vest on the grant date, there are no unvested stock awards outstanding at year end.

(3)
This column includes participation in the Company's matching gift program with Vance D. Coffman, Robert S. Morrison, and Aulana Peters participating at the $10,000 level, and Michael L. Eskew participating at the $1,500 level.

        Stock Ownership Guidelines.    The Board requires that each director retain the stock portion (currently valued at $130,000) of the annual compensation issued on or after October 1, 2007, until the director leaves the Board. Information regarding accumulated stock and deferred stock units is set forth in the section entitled "Information on Stock Ownership of Directors and Executive Officers."

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF THE ELEVEN DIRECTORS IDENTIFIED IN THIS PROXY STATEMENT

        At the 2013 Annual Meeting, eleven directors are to be elected to hold office until the 2014 Annual Meeting of Stockholders and until their successors have been elected and qualified. All nominees are presently 3M directors who were elected by stockholders at the 2012 Annual Meeting, except Muhtar Kent who was elected to the Board in February 2013 and who is standing for election for the first time. The independent directors who are members of the Nominating and Governance Committee, working with a third-party search firm, identified and the Committee recommended Mr. Kent to the Board. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement.

        The Nominating and Governance Committee reviewed the Board Membership Criteria (described in the section of the Proxy Statement entitled "Director Nomination Process") and the specific experience, qualifications, attributes, and skills of each nominee, including membership(s) on the board of directors of other public companies. The following pages contain biographical and other information about the nominees. Following each nominee's biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a Director. In addition, all of our Directors serve or have served on boards and board committees (including as committee chairs) of other public companies, which the Board believes provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

Nominees for Director:

Linda G. Alvarado, 61, President and Chief Executive Officer, Alvarado Construction, Inc., a Denver-based commercial general contractor, construction management and development company. In 1976, Ms. Alvarado founded Alvarado Construction, Inc. and has overseen the growth of that enterprise as a commercial general contracting and design/build development firm conducting business across the United States and internationally.
Director since: 2000
 Other current directorships: Pitney Bowes, Inc.
 Other directorships in the past five years: Lennox International Inc., QWEST Communications International, Inc., and The Pepsi Bottling Group, Inc.
Ms. Alvarado's leadership role and experiences in establishing and building successful businesses, including founding and serving as President and Chief Executive Officer of Alvarado Construction, Inc., President of Palo Alto, Inc., which owns and operates numerous YUM! Brands restaurants in several states, and co-owner of the Colorado Rockies Major League Baseball Club, her skills in operations, financial and audit matters, and her experiences as a director at the public companies listed above, qualify her to serve as a director of 3M.

Vance D. Coffman, 68, Retired Chairman of the Board and Chief Executive Officer, Lockheed Martin Corporation, a high technology aerospace and defense company. Dr. Coffman served in various executive capacities at Lockheed Martin Corporation before becoming Chairman and Chief Executive Officer in 1998. He retired as Chief Executive Officer in 2004 and as Chairman of the Board in 2005.
Director since: 2002
 Other current directorships: Amgen Inc. (Lead Director) and Deere & Company
Dr. Coffman's Bachelor of Science degree in Aerospace Engineering from Iowa State University and his Masters and Doctoral degrees in Aeronautics and Astronautics from Stanford University and his various leadership roles and experiences at Lockheed Martin, including serving as Chairman of the Board and Chief Executive Officer, his role in the integration of Lockheed and Martin Marietta Corporations, his understanding of the challenges of managing a complex global organization, the breadth of his experiences and skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Michael L. Eskew, 63, Retired Chairman of the Board and Chief Executive Officer, United Parcel Service, Inc., a provider of specialized transportation and logistics services. Mr. Eskew was appointed Executive Vice President in 1999 and Vice Chairman in 2000 before becoming Chairman and Chief Executive Officer of UPS in January 2002. He retired as Chairman of the Board and Chief Executive Officer at the end of 2007 but remained as a director of UPS.
 Director since: 2003
 Other current directorships: United Parcel Service,  Inc., International Business Machines Corp., and Eli Lilly and Company
Mr. Eskew's degree in industrial engineering from Purdue University, his leadership roles and experiences at United Parcel Service, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in global logistics, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

W. James Farrell, 70, Retired Chairman and Chief Executive Officer, Illinois Tool Works Inc., a multi-national manufacturer of highly engineered fasteners, components, assemblies and systems. Mr. Farrell served in various executive capacities since joining ITW before becoming Chairman and Chief Executive Officer in 1996. He retired as Chief Executive Officer in 2005 and as Chairman in 2006.
Director since: 2006
 Other current directorships: Abbott Laboratories and The Allstate Corporation
 Other directorships in the past five years: United Continental Holdings, Inc.
Mr. Farrell's Bachelor of Science degree in electrical engineering from the University of Detroit, his leadership roles and experiences at Illinois Tool Works, including serving as Chairman of the Board and Chief Executive Officer for over ten years, his knowledge of and extensive experiences in global diversified manufacturing, his operational expertise and skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Herbert L. Henkel, 64, Operating Partner, Advent International Corporation, a private equity investment firm. Retired Chairman of the Board, Ingersoll-Rand plc, a manufacturer of industrial products and components. Mr. Henkel retired as Ingersoll-Rand's Chief Executive Officer, a position he held since October 1999, on February 4, 2010, and retired as Chairman of the Board on June 3, 2010. Mr. Henkel served as President and Chief Operating Officer of Ingersoll-Rand from April 1999 to October 1999. Mr. Henkel served in various leadership roles at Textron, Inc., including its President and Chief Operating Officer from 1998-1999.
Director since: 2007
 Other current directorships: The Allstate Corporation and C. R. Bard, Inc. (Lead Director)
 Other directorships in the past five years: Visteon Corporation
Mr. Henkel's Bachelor's and Master's degrees in Engineering from Polytechnic University of New York and Masters of Business Administration from the Lubin School at Pace University, his leadership roles and experiences at Textron, Inc. and Ingersoll-Rand, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in engineering, manufacturing, management, sales and marketing in a variety of industries, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Muhtar Kent, 60, Chairman of the Board and Chief Executive Officer, The Coca-Cola Company, the world's largest beverage company. He has held the position of Chairman of the Board since April 23, 2009, and the position of Chief Executive Officer since July 1, 2008. From December 2006 through June 2008, Mr. Kent served as President and Chief Operating Officer of The Coca-Cola Company. From January 2006 through December 2006, Mr. Kent served as President of Coca-Cola International and was elected Executive Vice President of The Coca-Cola Company in February 2006. From May 2005 through January 2006, he was President and Chief Operating Officer of The Coca-Cola Company's North Asia, Eurasia and Middle East Group, an organization serving a broad and diverse region that included China, Japan, and Russia. Mr. Kent is co-chair of The Consumer Goods Forum, a fellow of the Foreign Policy Association, a member of the Business Roundtable, a past Chairman of the U.S.-China Business Council, and Chairman Emeritus of the U.S. ASEAN Business Council. He was also appointed as a member of the Eminent Persons Group for ASEAN by President Obama and Secretary of State Clinton.
New Nominee
Mr. Kent's Bachelor of Science in Economics from Hull University, England, and Master of Science in Administrative Sciences from London City University, his extensive leadership roles and experiences at The Coca-Cola Company across multiple geographies, and his extensive international experience not only at The Coca-Cola Company but also in the organizations mentioned above, qualify him to serve as a director of 3M.

Edward M. Liddy, 67, Partner, Clayton, Dubilier & Rice, LLC, a private equity investment firm, from April to September 2008 and rejoined the firm in January 2010. At the request of the Secretary of the U.S. Department of the Treasury, Mr. Liddy served as Interim Chairman and Chief Executive Officer of American International Group, Inc. (AIG), a global insurance and financial services holding company, from September 2008 until August 2009. Mr. Liddy served as Chairman of the Board of The Allstate Corporation, a personal lines insurer, from January 1999 to April 2008 and as its Chief Executive Officer from January 1999 to December 2006.
Director since: 2000
 Other current directorships: Abbott Laboratories, AbbVie, Inc., and The Boeing Company
 Other directorships in the past five years: The Goldman Sachs Group, Inc.
Mr. Liddy's undergraduate degree from Catholic University and his Masters of Business Administration from George Washington University, his leadership roles and experiences at Sears, Roebuck and Co. as Chief Financial Officer from 1992-1994 and at Allstate as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in insurance, his expertise and knowledge of financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Robert S. Morrison, 70, Retired Vice Chairman of PepsiCo, Inc., a processor of packaged foods and beverages. Mr. Morrison served as Vice Chairman of PepsiCo, Inc. from 2001 to February 2003. From 1997 until the 2001 merger with PepsiCo, Mr. Morrison was Chairman, President and Chief Executive Officer of The Quaker Oats Company. Mr. Morrison served in various leadership roles at Kraft Foods, Inc. from 1983 to 1997, including its Chief Executive Officer from 1994-1997. From June 30 to December 6, 2005, Mr. Morrison served as interim Chairman of the Board and Chief Executive Officer of 3M Company.
Director since: 2002
 Other current directorships: Aon Corporation and Illinois Tool Works Inc. (Non-executive Chairman)
Mr. Morrison's Bachelor of Science degree from the College of the Holy Cross and his Masters of Business Administration from the Wharton School, University of Pennsylvania, his leadership roles and experiences at Kraft Foods, The Quaker Oats Company, and PepsiCo, his knowledge of and extensive experiences in managing global consumer products companies, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Aulana L. Peters, 71, Retired Partner, Gibson, Dunn & Crutcher LLP. Mrs. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher where she was a partner from 1980 to 1984 and 1988 to 2000. From 1984 to 1988, she served as a Commissioner of the Securities and Exchange Commission. From January 2001 to April 2002, Mrs. Peters served as a member of the Public Oversight Board ("POB") of the American Institute of Certified Public Accountants. Mrs. Peters has also served as a member of the Steering Committee for Financial Accounting Standards Board's Financial Reporting Project and a member of the POB's Blue Ribbon Panel on Audit Effectiveness. She was also a member of the International Public Interest Oversight Board which oversees the standard setting process of the International Federation of Accountants for auditing, assurance, independence, and ethics standards. Currently, Mrs. Peters serves on the U.S. Comptroller General's Accountability Advisory Panel.
Director since: 1990
 Other current directorships: Deere & Company and Northrop Grumman Corporation
 Other directorships in the past five years: Merrill Lynch & Co., Inc.
Mrs. Peters' law degree from the University of Southern California, her experiences as a partner at Gibson, Dunn & Crutcher and as a Commissioner of the Securities and Exchange Commission, her extensive experience and skills in accounting and audit matters and her experiences as a director at the public companies listed above, qualify her to serve as a director of 3M.

Inge G. Thulin, 59, Chairman of the Board, President and Chief Executive Officer of 3M Company. President and Chief Executive Officer of 3M Company from February 24, 2012, to May 8, 2012. Mr. Thulin served as the Company's Executive Vice President and Chief Operating Officer from May 2011 to February 2012, with responsibility for 3M's six business segments and International Operations. Prior to that, he was Executive Vice President of International Operations from 2004 to 2011. Under his leadership, international sales grew to nearly $20 billion and today represent two-thirds of 3M's sales. Mr. Thulin also has held numerous leadership positions in Asia Pacific, Europe and Middle East, and across multiple businesses.
Director since: 2012
 Other directorships in the past five years: The Toro Company
Mr. Thulin's degrees in Marketing and Economics from Gothenburg University, his 32 year career at 3M with leadership roles across multiple geographies and businesses, his in-depth understanding of 3M's global businesses, his expertise and knowledge of managing a large global corporation across multiple industries and markets, his skills in business and financial matters, and his experiences as a director at the public company listed above, qualify him to serve as a director of 3M.

Robert J. Ulrich, 69, Retired Chairman of the Board and Chief Executive Officer of Target Corporation, an operator of large-format general merchandise and food discount stores. Mr. Ulrich began his retailing career as a merchandising trainee in Target's department store division (Dayton Hudson) in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of Target Corporation in 1994. Mr. Ulrich retired as Target's Chief Executive Officer on May 1, 2008, and retired as Chairman of the Board on January 31, 2009.
Director since: 2008
Mr. Ulrich's bachelor of arts degree from the University of Minnesota, his leadership roles and experiences at Dayton Hudson and Target Corporation, his knowledge of and extensive experiences in retailing and in building Target Stores into the second-largest retailer in the United States, and his skills in business and financial matters, qualify him to serve as a director of 3M.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "FOR" the election of these nominees as directors. Proxies solicited by the Board of Directors will be voted "FOR" these nominees unless a stockholder indicates otherwise in voting the proxy.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2013. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection.

        During 2012, PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm and also provided certain tax and other audit-related services. For a description of those services and the fees paid, see section entitled "Fees of the Independent Registered Public Accounting Firm."

        Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Recommendation of the Audit Committee

        The Audit Committee of the Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2013. Proxies solicited by the Board of Directors will be voted "FOR" ratification unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act, the Company is providing its stockholders with the opportunity to approve, on an advisory basis, the compensation of its executives as described in this Proxy Statement. This is the third year that the Company is asking stockholders to vote on this type of proposal, known as a "say-on-pay" proposal. The Board has determined to provide the opportunity for stockholders to vote on this type of proposal on an annual basis. At the Annual Meeting of Stockholders held on May 8, 2012 (the "2012 Annual Meeting"), approximately 94 percent of the shares that were voted on last year's say-on-pay proposal voted to approve the compensation of the Company's Named Executive Officers as disclosed in last year's Proxy Statement.

        Thus, the Company is submitting to stockholders the following resolution for vote by our stockholders:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative)."

        As described in the Compensation Discussion and Analysis portion of this Proxy Statement, 2012 was a year marked by the transition to new leadership and the articulation of new long-term goals that set the Company on a course to continuing long-term sustainable shareholder value. The Company delivered solid financial results for the year, which resulted in increased annual incentive compensation for three of the Named Executive Officers and an above-target payout of the 2010 performance shares granted to all of the Named Executive Officers (which was due in large part to the Company's outstanding financial results during 2010, the first year of the three-year performance period for such performance shares). 3M stockholders shared in this success by realizing a total shareholder return on their shares of 3M common stock of 16.7 percent during 2012.

        While the Board of Directors and the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "FOR" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "FOR" this proposal unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 4

STOCKHOLDER PROPOSAL ON ACTION BY WRITTEN CONSENT

        3M has received a stockholder proposal from James McRitchie, 9295 Yorkship Court, Elk Grove, California 95758, owner of 50 shares of 3M common stock (the "Proponent"). The Proponent has requested that the Company include the following proposal and supporting statement (in italics) in its Proxy Statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent's representative.

Stockholder Proposal:

        Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent includes all issues that shareholders may propose. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law.

        The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in October 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

        This proposal should also be evaluated in the context of our Company's overall corporate governance as reported in 2012:

        GMI/The Corporate Library, an independent investment research firm, rated our company "D" with "High Governance Risk" and "High Concern" in Executive Pay — a whopping $25 million for our former CEO George Buckley. GMI said Mr. Buckley will retire comfortable as he was entitled to a potential payment of $53 million following his retirement and had $13 million in non-qualified deferred pay plans.

        Directors Vance Coffman, Robert Morrison, Linda Alvarado, Edward Liddy and Aulana Peters each had 10 to 22 years long-tenure. GMI said long-tenured directors could form relationships that may compromise their independence and therefore hinder their ability to provide effective oversight. Long-tenured directors controlled 8 of the 14 seats on our most important board committees. Plus 5 of our directors received high negative votes of 10% to 18% and these directors controlled 4 of the 5 seats on our executive pay committee (not a surprise) and 3 of the 5 seats on our nomination committee. Ms. Peters received our highest negative votes -18%. By comparison some of our directors received less than 2% in negative votes.

        Vance Coffman, our Lead Director, was negatively flagged by GMI because Bristol-Myers Squibb settled an SEC lawsuit alleging substantial accounting fraud while Mr. Coffman was chairman of Bristol-Myers' audit committee. James Farrell, on our audit committee, was negatively flagged by GMI due to his involvement with the bankruptcy of UAL Corporation. Michael Eskew, also on our audit committee, was potentially over-extended with seats on a total of 4 boards — all rated "D" by GMI.

        Please encourage our board to respond positively to this proposal to strengthen our corporate governance and protect shareholder value:
                                                 Right to Act by Written Consent — Proposal 4

Board's Statement Opposing the Proposal

        After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting "AGAINST" this proposal.

  1.
  The Board believes matters that are sufficiently important to be subject to a stockholder vote should be communicated to all stockholders who should be given the opportunity to discuss the proposed action and vote on it at an annual or special meeting. 3M's governing documents require actions subject to a stockholder vote be considered at a meeting of stockholders. This requirement assures that all stockholders receive advance notice of and have an opportunity to discuss the proposed action. This process helps ensure that all stockholders have time to consider the proposed action and all points of view before a vote. In contrast, the proposed action by written consent would allow critical actions to be approved without advance notice to all stockholders or the Company and without benefit of a discussion at a meeting of stockholders. We believe this proposal, if adopted, could disenfranchise many stockholders — particularly smaller stockholders — and may deprive them of these rights and protections while enabling other short-term or special interest investors to advance proposals that are not in the best interests of all stockholders. Further, actions by written consent could result in duplicative or contradictory written consents being circulated at the same time, disrupting management and confusing stockholders.

  2.
  The Company's stockholders have channels outside the Annual Meeting cycle to raise important matters. The Company's amended Bylaws already give stockholders holding at least 25 percent of the outstanding common shares the ability to call a special meeting. This ability to call a special meeting allows stockholders to initiate action without waiting for the Company's next Annual Meeting, making action by written consent unnecessary to facilitate prompt action by stockholders. A special meeting is preferable to action by written consent because a special meeting allows all stockholders to participate in the proposed action and allows the Board to make a considered recommendation regarding the action. Further, our senior executives periodically discuss stockholder proposals and other governance matters with major institutional stockholders. These mechanisms for stockholders to initiate action and express their views and concerns to the Company make the proposed written consent procedure unnecessary.

  3.
  The Company's current governance structure, as revised in recent years to incorporate best practices, already makes the Board responsive to stockholder concerns. 3M's Board of Directors has taken numerous actions (including those proposed by stockholders) to promote effective corporate governance and accountability to stockholders, including the following:

    •
    Declassifying the board — In 2006, the Board recommended and stockholders approved amendments to the Certificate of Incorporation to eliminate the classified board and provide for the annual election of all directors.

    •
    Lead Director — Since 2006, the Board has appointed a lead independent director, with responsibilities similar to those typically performed by an independent chairman, including the authority to call and preside over meetings of independent directors, act as a key liaison between the Chairman/CEO and the independent directors, approve schedules and agendas for Board meetings, and approve meeting materials for distribution to the Board.

      •
      No supermajority voting — In 2007, the Board recommended and the stockholders approved amendments to the Certificate of Incorporation to eliminate the supermajority vote requirements.

      •
      Stockholders may call special meetings — In 2008, the Board amended the Bylaws to provide stockholders holding at least 25 percent of the outstanding common shares the ability to call a special meeting of stockholders.

      •
      Majority voting — In 2009, the Board amended the Bylaws to provide for majority voting for directors in uncontested elections.

      •
      3M's Board is primarily composed of independent directors — All but one member of 3M's Board are independent directors.

        The Board believes in policies and governance practices that serve the interests of the Company and its stockholders as a whole. This proposal would not do so.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "AGAINST" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 5

STOCKHOLDER PROPOSAL ON PROHIBITING POLITICAL SPENDING
FROM CORPORATE TREASURY FUNDS

        3M has received a stockholder proposal from Clean Yield Asset Management., 16 Meadow Brook Road, Norwich, VT 05055, on behalf of David Rodgers, owner of 1,500 shares of 3M common stock (the "Proponent"). The Proponent has requested that the Company include the following proposal and supporting statement (in italics) in its Proxy Statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent's representative.

Stockholder Proposal:

WHEREAS:

        Corporate political spending is a highly contentious issue, made more prominent in light of the 2010 Citizens United Supreme Court case that affirmed companies' rights to make unlimited political expenditures to independent groups.

        Corporations contributed to the estimated $6 billion spent on the 2012 electoral cycle through direct contributions to candidates and parties, ballot referenda, 527 committees and super PACs, as well as indirectly through trade associations and 501(c)4s, which do not have to reveal their donors. For example, the US Chamber of Commerce pledged to spend $100 million during the 2012 election cycle to support candidates. According to Public Citizen, only 32% of groups broadcasting electioneering communications during the 2010 primaries revealed the donor identities in their Federal Election Commission filings.

        In February 2010, an ABC News/Washington Post poll found that 80% opposed Citizens United across partisan lines. More recently, between 80-90% respondents in a Bannon Communications poll agreed, across party lines, with the following statements: there is "too much money in politics"; corporate political spending "drowns out the voices of average Americans"; corporations and corporate CEOs have "too much political power and influence"; and corporate political spending has made federal and state politics more negative and corrupt.

        Political spending can backfire on reputation and bottom line. In 2010, Target and Valero received unwanted attention, consumer boycotts, and protests for their support of controversial candidates and ballot measures. Seventy nine percent of those polled by Bannon said they would boycott a company to protest its political spending; 65% would sell stock in the company, and over half would ask their employer to remove it from their retirement account.

        3M and its political action committee have spent over in $1.75 million in donations to federal PACs, parties, candidates and outside spending groups since 2002 (Center for Responsive Politics). At the state level, 3M, its PAC and employees together spent over $875,000 in state races since 2002 (Institute for Money in State Politics). 3M has not clarified how much of these funds originated from the corporate treasury.

        A growing number of companies have discontinued political spending either directly or through third parties (Sustainable Endowments Institute).

RESOLVED:

        The shareholders request that the board of directors study the feasibility of adopting a policy prohibiting the use of treasury funds for any direct or indirect political contributions intended to influence the outcome of an election or referendum, and report to shareholders on its findings by October 2013.

SUPPORTING STATEMENT:

        Recent academic work has highlighted the risks of corporate political spending to the broader economy (Igan, et al, 2009), and some studies suggests it correlates negatively with shareholder value (Coates, 2012). Given the risks, potential negative impact, and questionable value of corporate political spending, we believe it would a prudent policy would include an end to direct political giving, and to end indirect giving by instructing trade associations and other nonprofits not to use 3M's contributions, dues or fees toward political ends.

Board's Statement Opposing the Proposal

        After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting "AGAINST" this proposal.

  1.
  The Board believes that it is in the best interests of the stockholders and the Company for the Company to effectively participate in the legislative and regulatory process. Elected representatives at all levels of government make laws and regulations that can and do affect the Company's business. To effectively advocate the Company's and stockholders' interests, we believe we must actively participate in the political process, including by supporting candidates whose views are aligned with the Company's business interests.

    Our public policy priorities and our political contributions are focused on the business interests of our Company and stockholders. The Company seeks to support candidates, organizations, and legislation that will advance the Company's business interests. In some instances, we may support or oppose proposed regulation to avoid being put at a competitive disadvantage. We recognize that candidates who receive contributions from the Company or its employee-funded Political Action Committee will not necessarily agree with our positions on all issues. We support candidates who, on balance, support issues and positions that management determines are in the best interests of the Company, our stockholders, and our employees.

    When making any decisions to support a candidate, organization, or issue, we take into account whether our support could have the unintended effect of damaging the Company's reputation.

    The proposal also requests the Board to study the "feasibility of adopting a policy" prohibiting use of trade association dues for lobbying activities. The Company participates in a number of industry and trade associations. These associations offer the Company significant benefits by providing access to business, technical, and industry standard-setting expertise and by advancing the Company's commercial interests. Some of these associations may engage in lobbying. To increase transparency, we disclose on our Web site the trade associations we joined where $25,000 or more of our dues or payments are allocated for lobbying purposes by the trade association. We also post on our Web site the Company's positions on important public policy issues to ensure that stakeholders understand our positions. This information is available on our Web site at www.3M.com under Investor Relations — Corporate Governance — "Political Activities and Issue Advocacy."

    We recognize that our position on public policy issues does not always perfectly align with those of the trade associations to which we belong; trade associations address a wide range of issues and their members have divergent views and interests. For these reasons, we periodically evaluate our memberships in trade associations to ensure that, on balance, they continue to serve the long-term interests of our Company and stockholders. To study these issues further will simply result in unnecessary costs with no offsetting benefits.

  2.
  The Company's political contributions strictly comply with the law and Company policy. As we participate in the electoral process, the Company is committed to following all applicable laws and our own standards of uncompromising honesty and integrity. The Company has for many years maintained (and publishes on www.3M.com/businessconduct) a Business Conduct Policy on political activities guiding 3M employees and those acting on our behalf with regard to political activities. Consistent with federal law, the Company does not make contributions to candidates for federal office or to national political party committees. Some states and localities allow companies to make contributions, and in those states we may support particular candidates or issues if management determines doing so advances the Company's and stockholders' business interests. Since 2002, 3M has contributed less than $100,000 per year to state and local candidates and party committees.

    The Company's Political Action Committee (PAC) is a nonpartisan committee established by the Company in accordance with federal law. The PAC is governed by a committee comprised of Company employees and funded solely by the voluntary personal contributions of management and supervisory employees and stockholders. The PAC makes direct contributions to the campaigns of candidates seeking federal offices, as well as to selected state and local campaigns where such contributions are allowed. The PAC's activities are overseen by senior executives in compliance with applicable laws and regulations. PAC contributions are made on a nonpartisan basis to support candidates who support business issues important to the Company and its stockholders. In 2012, PAC contributions to candidate committees totaled approximately $210,000.

  3.
  The Company discloses on its Web site all contributions to state and local candidates and political parties, contributions made by our employee-funded PAC, and contributions to "527" political organizations. The Company believes that transparency with respect to the consideration, processes, and oversight of our engagement with lawmakers is important to our stockholders, and continuously makes efforts to give our stockholders useful information about our political activities. Since 2007 (updated several times since then), the Company has voluntarily published a detailed explanation of the Company's political activities which is available on our Web site at www.3M.com under Investor Relations — Corporate Governance — "Political Activities and Issue Advocacy." There, the Company sets out in detail its positions on important public policy issues, the factors we consider when making political contributions, and the processes we use for legal, financial, executive, and board oversight of our political activities and contributions. We also provide links to the reports the 3M PAC files monthly with the Federal Election Commission and the Company's quarterly Lobbying Disclosure reports, as well as a detailed list of our contributions to state candidates and political parties, and contributions to "527" political organizations. The Company believes that these disclosures on our Web site, which exceed the disclosures required by law, offer transparency respecting the Company's political activities.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "AGAINST" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a stockholder indicates otherwise in voting the proxy.

INFORMATION ON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table includes all 3M stock-based holdings, as of February 28, 2013, of the directors and the Named Executive Officers set forth in the Summary Compensation Table, and the directors and executive officers as a group.

Common Stock and Total Stock-Based Holdings

Name and Principal Position	Stock(1)	Restricted Stock Units(2)	Deferred Stock(3)	Total(4)
Linda G. Alvarado, Director	13,918	—	9,583	23,501
Vance D. Coffman, Director	5,843	—	27,742	33,585
Michael L. Eskew, Director	—	—	22,410	22,410
W. James Farrell, Director	—	—	11,091	11,091
Herbert L. Henkel, Director	—	—	18,876	18,876
Edward M. Liddy, Director	—	—	37,565	37,565
Robert S. Morrison, Director	97,168	—	25,020	122,188
Aulana L. Peters, Director	5,370	—	47,322	52,692
Robert J. Ulrich, Director	8,503	—	6,161	14,664
Inge G. Thulin, Director, Chairman of the Board, President and Chief Executive Officer	561,517	24	—	561,541
George W. Buckley, Former Director and Executive Chairman of the Board (effective May 8, 2012)	961,848	14,125	25,660(5)	1,001,633
David W. Meline, Senior Vice President and Chief Financial Officer	75,160	7,268	11,487	93,915
Ivan K. Fong, Senior Vice President, Legal Affairs and General Counsel	665	11,205	—	11,870
Hak Cheol Shin, Executive Vice President	373,175	2,720	—	375,895
Brad T. Sauer, Executive Vice President	371,681	—	—	371,681
All Directors and Executive Officers as a Group (25 persons)(6)	3,780,253	112,221	255,452	4,147,926

FOOTNOTES TO COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS TABLE

        (1)   This column lists beneficial ownership of 3M common stock as calculated under Securities and Exchange Commission rules. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person. As disclosed in last year's Proxy Statement, Mr. Buckley had pledged 39,000 shares to secure a financing arrangement prior to the Compensation Committee's action in May 2012 to completely prohibit such pledging in the future by the Directors and Executive Officers of the Company. In accordance with Securities and Exchange Commission rules, this column also includes shares that may be acquired pursuant to stock options that are or will be exercisable within 60 days of February 28, 2013, as follows: Mr. Thulin (506,973), Mr. Buckley (720,599), Mr. Meline (62,748), Mr. Shin (324,871), Mr. Sauer (349,144), and Mr. Morrison (92,632). Mr. Morrison's options were granted during his service as interim CEO from June 30 to December 6, 2005. This column includes the following shares over which the identified Director has shared voting and investment power through family trusts or joint accounts: Mr. Morrison (3,934) and Mrs. Peters (5,370).

        (2)   This column reflects restricted stock units that generally vest over a three- to five-year period, assuming continued employment until each vesting date (or until the individual retires from the Company, in some cases). The Executive Officers do not have voting power with respect to the shares listed in this column.

        (3)   This column reflects shares earned by the Directors as a result of their service on the Board of Directors, the payout of which has been deferred until following the termination of their membership on the Board of Directors. This column also includes the following shares of the Company's common stock which the Executive Officers are entitled to receive following their retirement from the Company as a result of their election to defer the payout of their 2008 performance share awards under the 3M Performance Unit Plan and/or the payout of their 2010 performance share awards under the 2008 Long-Term Incentive Plan: Mr. Buckley (25,660), Mr. Meline (11,487), and All Directors and Executive Officers as a Group (255,452). Neither the Directors nor the Executive Officers have voting power with respect to the shares listed in this column.

        (4)   This column shows the individual's total 3M stock-based holdings, including the securities shown in the "Stock" column (as described in note 1), in the "Restricted Stock Units" column (as described in note 2), and in the "Deferred Stock" column (as described in note 3).

        (5)   Of this total number of shares, beneficial ownership of 4,733 shares earned by Mr. Buckley as a result of his 2008 performance share award under the 3M Performance Unit Plan has been assigned to his former spouse pursuant to their marital dissolution agreement.

        (6)   All Directors and Executive Officers, as a group, owned beneficially less than one percent of the outstanding common stock of the Company.

SECURITY OWNERSHIP OF MORE THAN 5 PERCENT STOCKHOLDERS

        The following table sets forth information regarding beneficial ownership of more than 5 percent of the outstanding 3M stock.

Name/Address	Common Stock Beneficially Owned	Percent of Class
State Street Corporation(1) State Street Financial Center One Lincoln Street Boston, MA 02111	51,796,286	7.5
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	41,038,740	5.93

        (1)   State Street Corporation ("State Street") reported in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2013, that it held as of December 31, 2012, shared voting and shared dispositive power with respect to 51,796,286 shares of 3M common stock. State Street serves as trustee for certain 3M savings plans, including the Company's Voluntary Investment Plan and Employee Stock Ownership Plan, a 401(k) retirement savings plan.

        (2)   Based on information on a Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on February 8, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any person owning more than 10 percent of 3M common stock, to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. As a practical matter, 3M assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. 3M believes that during 2012, its directors and executive officers complied with all Section 16(a) filing requirements. In making this statement, 3M has relied upon examination of the copies of Forms 3, 4, and 5 and the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        When viewed in historical perspective, the year 2012 at 3M will be recognized for the transition to new leadership and the articulation of new long-term goals that set the Company on a course to continuing long-term sustainable shareholder value. Inge Thulin became 3M's twelfth President/Chief Executive Officer effective February 24, 2012, and set in motion a year of significant changes in the Company's structure and strategies. These changes included the launch of a new 3M Vision and the following six corporate business strategies, a realignment to five market-focused Business Groups effective January 1, 2013 to drive those strategies, and the creation of new operating divisions to pursue business opportunities in the promising markets of aerospace; defense; and mining, oil and gas.

        The Company delivered solid financial results during 2012. Highlights of the results that influenced the compensation earned by 3M's executives, including the Named Executive Officers, are:

  •
  Full-year earnings were $6.32 per share, an increase of 6.0 percent. Correspondingly, 3M's full-year Economic Profit, a key metric in determining the amount of annual incentive compensation earned by the Company's executives, increased by 2.0 percent from 2011, to a total of $2.353 billion.

  •
  Full-year sales increased by 1.0 percent from 2011, to a total of $29.9 billion, despite the negative impact of foreign currency translation that reduced sales by 2.4 percent year-over-year. Organic local-currency sales volume growth (an important measure in determining the amount of long-term incentive compensation earned by 3M's executives) was 1.2 percent.

  •
  Sales from new products, as measured by the New Product Vitality Index (another metric used in determining the amount of long-term incentive compensation earned by the Company's executives), increased from 32 percent in 2011 to 33 percent in 2012. Sales from new products is an important measure confirming 3M's ongoing success at innovation and commercialization.

  •
  Return on invested capital (a third metric applied in determining the amount of long-term incentive compensation earned by 3M executives) remained strong at 20 percent, which far exceeds the returns generated by most of the companies in 3M's executive compensation peer group.

        These solid financial results, when combined with strong individual performances and leadership, as well as compensation increases for individuals assuming new positions to reflect their increased responsibilities, caused the annual incentive compensation earned by three of 3M's Named Executive Officers (Inge Thulin, David Meline, and Brad Sauer) during 2012 to increase over the amounts they earned during 2011. Mr. Shin's payout declined due to the 2012 performance of 3M's International Operations as compared to its plan for the year. Mr. Buckley, who retired on June 1, 2012, did not earn a full year's worth of annual incentive compensation for 2012. Mr. Fong did not receive annual incentive compensation for 2011, since his employment commenced on October 15, 2012.

        2012 also marked the final year of the three-year performance period for the 2010 performance shares granted to the Named Executive Officers under the 2008 Long-Term Incentive Plan. When the solid results from 2012 were combined with the Company's even better results in 2010 and 2011, as measured against each of the three criteria established by the Compensation Committee for determining the payout on these awards (Organic Sales Volume Growth, Return on Invested Capital, and sales from new products as measured by the New Product Vitality Index), this three-year period of overall strong performance resulted in a payout in 3M shares equal to 138 percent of the number of original performance shares.

        3M's common stock provided a total shareholder return (stock price appreciation plus dividends) of 16.7 percent during 2012. As reflected in the following table, 3M's stock performance (total shareholder return of 26.5 percent over the five years ending December 31, 2012) continues to compare favorably with the stock performance of the peer companies included in the Company's executive compensation peer group (for which the median total shareholder return over the same five-year period was 24.0 percent). Though the Company's performance over the three-year period ended December 31, 2012 fell below most of the companies in this peer group, that relative performance is explained by the fact that this period excludes 3M's strong performance during 2009 (total return of nearly 60 percent) and includes the year 2010 when many of the companies in this peer group experienced rebounding stock prices as the economy and markets emerged from the global financial crisis of late 2008 and 2009. It also reflects the tendency for the Company's financial performance to recover from periods of slower growth faster than many of its peers, which is then reflected in its stock price.

Factors Creating Alignment between Pay and Performance and Balancing Risk

        3M's executive compensation program is designed to maintain a strong alignment between corporate performance and executive compensation by tying incentive compensation to the achievement of performance metrics that increase the Company's long-term value. The incentive compensation portion of the program rewards sustainable performance while also protecting the Company and its stockholders from inappropriate risk-taking and conflicts between the interests of the executives and the interests of the Company and its stockholders. Highlights of the program include:

  •
  A large portion of each executive's Total Direct Compensation (cash plus long-term incentives) is performance-based, varying from 88 percent for CEO Inge Thulin to a range of 73-87 percent for the other Named Executive Officers;

  •
  The incentive compensation provided to the Company's executives use multiple performance-based metrics, which are focused primarily on growth in revenue and earnings, as well as the efficient use of capital; and

  •
  Stock ownership guidelines that are designed to align the financial interests of executives with those of the Company's stockholders.

Compensation Best Practices

        3M's executive compensation program incorporates and is administered according to the following best practices:

  •
  The program is controlled by a Compensation Committee comprised of experienced and independent individuals, assisted by an independent compensation consultant who provides no other services to the Company or 3M management besides independent advisory support to the Nominating and Governance Committee on the compensation of the Company's nonemployee directors.

  •
  The Board of Directors has adopted a comprehensive clawback policy which enables the Company to recover overpayments of incentive compensation if it is required to make a material restatement of its financial statements.

  •
  The Company has robust stock ownership guidelines which apply to all Section 16 officers of the Company.

  •
  The Company does not have arrangements providing for the payment of excise tax gross-ups in the event of a change in control of the Company.

  •
  3M provides its executives with a limited number and amount of perquisites, and does not provide tax gross-ups on any of these perquisites.

  •
  The Company does not have employment or change in control agreements with any of its senior executives, including its Chief Executive Officer.

  •
  3M does not have severance plans or arrangements with any of its senior executives, including its Chief Executive Officer.

  •
  Equity awards granted under the Long-Term Incentive Plan since 2010 have a "double trigger" accelerated vesting provision in the event of a change in control of the Company, meaning that vesting is accelerated only if an individual's employment is terminated within 18 months following the change in control.

  •
  3M prohibits the hedging or pledging of 3M common stock owned by its Section 16 officers.

Significant Compensation Actions During the Past Year

        During 2012 and the first two months of 2013, 3M and the Committee made the following decisions and took the following actions with respect to the Company's executive compensation program:

  •
  Appointed Inge Thulin as President and Chief Executive Officer and approved his new compensation arrangement (consisting of an annual base salary of $1,300,000, target annual incentive compensation of $2,000,000, and annual long-term incentive compensation awards with a grant value of $8,000,000). Mr. Thulin's compensation arrangement includes no employment agreement or supplemental retirement benefits;

  •
  As part of the Committee's annual review of 3M's executive compensation peer group, removed three companies that no longer meet the criteria of being investment peers or having market capitalization and annual revenues reasonably similar to 3M, and included five new companies that do meet these criteria;

  •
  Increased the target percentage for the portion of the Total Cash Compensation delivered in the form of performance-based annual incentive compensation to 154 percent of annual base salary for Mr. Thulin and 100 percent of annual base salary for Mr. Meline. The Committee also increased the target percentage for Mr. Shin and Mr. Sauer to 85 percent of their annual base salaries, which percentage will be reached over time. Upon commencement of his employment in October, Mr. Fong's target percentage was established at 75 percent of his annual base salary;

  •
  Increased by 36,000,000 the number of shares of 3M common stock available for issuance or delivery pursuant to awards granted under the 2008 Long-Term Incentive Plan;

  •
  Revised the Company's policy on the pledging of shares of 3M common stock to eliminate any exception to the policy's prohibition of the pledging of such shares by its Section 16 officers and directors following the Committee's action in May 2012; and

  •
  Revised the formula for determining the amount of compensation earned under the Company's broad-based annual incentive plan to place greater emphasis upon revenue growth.

Principles of 3M's Executive Compensation Program

        3M believes that the compensation of its executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the interests of long-term 3M stockholders. Consistent with this philosophy, the following core principles provide a framework for the Company's executive compensation program:

  •
  Total Direct Compensation should be competitive to attract the best talent to 3M, motivate executives to perform at their highest levels, reward individual contributions that improve the Company's ability to deliver outstanding performance, and retain those executives with the leadership abilities and skills necessary for building long-term stockholder value;

  •
  The portion of Total Direct Compensation that is performance-based (or varies with performance) and is therefore at risk should increase with the level of an individual's responsibility;

  •
  The program should balance incentives for delivering outstanding long-term, sustainable performance and the potential for encouraging inappropriate risk-taking;

  •
  The metrics and targets for earning performance-based incentives should be consistent with the Company's business objectives and increasing stockholder value over the long term; and

  •
  Executives are most effectively motivated to build long-term stockholder value when a significant portion of their personal net worth is held in 3M stock.

Terms

        This Compensation Discussion and Analysis uses the following terms when discussing executive compensation of the Company:

  •
  "Adjusted Net Income" means the net income of 3M as reported in its Consolidated Statement of Income, as adjusted to exclude special items.

  •
  "Benchmarking Groups" means both the survey comparator group and 3M's executive compensation peer group of 19 companies, as described in the "Benchmarking" section of this CD&A.

  •
  "Committee" means the Compensation Committee of the Board of Directors of 3M Company.

  •
  "Economic Profit" means the after-tax income of the Company or a business unit (operating income, plus interest income, minus income taxes), adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business), less a charge (10 percent in 2012) for the capital used to generate such after-tax operating income. Company Economic Profit is calculated using total Company capital, while the Economic Profit of a business unit is calculated using only accounts receivable and inventories of such business unit as capital.

  •
  "Local Currency Sales," a metric used in the Company's annual incentive plans, means the sales of the Company or a business unit, in local currency, adjusted to exclude the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business).

  •
  "Named Executive Officers" means the executives whose compensation is reported in the Summary Compensation Table of this Proxy Statement. For 2012, these "Named Executive Officers" are Inge G. Thulin, Chairman of the Board, President and Chief Executive Officer; George W. Buckley, retired (effective June 1, 2012) Executive Chairman of the Board, President and Chief Executive Officer; David W. Meline, Senior Vice President and Chief Financial Officer; Ivan K. Fong, Senior Vice President, Legal Affairs and General Counsel; Hak Cheol Shin, Executive Vice President, International Operations; and Brad T. Sauer, Executive Vice President, Industrial Business Group.

  •
  "New Product Vitality Index" means the percentage of the Company's total sales derived from products introduced within the last five years.

  •
  "Organic Sales Volume Growth," a metric used in determining the value of performance shares awarded under the 2008 Long-Term Incentive Plan, means the percentage amount by which the Company's worldwide organic sales growth (sales growth excluding the sales attributable to acquisitions or divestitures for the 12 months following the date each acquisition or divestiture is completed, and excluding price and currency effects) exceeds worldwide real sales growth as reflected in the worldwide Industrial Production Index, as published by Global Insight.

  •
  "Return on Invested Capital" means the after-tax income of the Company (operating income, plus interest income, minus income taxes), adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed, divided by the average quarterly operating capital of the Company (total assets, minus total liabilities other than debt).

  •
  "Total Cash Compensation" means the total of an individual's base salary and annual incentive compensation.

  •
  "Total Direct Compensation" means the total of an individual's Total Cash Compensation plus the grant value of their annual long-term incentive compensation awards (which is based on their grant date fair value as measured under accounting standards).

Benchmarking

        In order to provide competitive Total Direct Compensation, 3M annually surveys the executive compensation practices of a large group of comparator companies (approximately 160, although the number and identity of the companies may vary from year to year). Survey data is statistically regressed to recognize the different sizes of the comparator companies (based on annual revenues) as compared to the size of 3M. The survey data is obtained from three consulting firms (Aon Hewitt, Frederic W. Cook & Co., Inc., and Towers Watson). The survey comparator group consists of companies in the Dow Jones Industrial Average (excluding financial services companies), and other companies with annual revenue exceeding $10 billion that participate in the three consultants' executive compensation surveys. By using survey data covering a large number of comparator companies, 3M is able to conduct a rigorous benchmarking process with more complete and reliable data for each executive position benchmarked. The Committee does not review the identity of the companies in this survey comparator group.

        In addition, Aon Hewitt and Frederic W. Cook & Co., Inc. provide pay data and information on the executive compensation practices at the companies in 3M's executive compensation peer group. This pay data is used by the Committee to assess the reasonableness of the benchmarking results for each executive position benchmarked, helping to ensure that the Company's compensation objectives are being met. 3M's executive compensation peer group consists of the following 19 companies, as recommended by the Committee's independent compensation consultant and approved by the Committee:

Caterpillar Inc.	Illinois Tool Works Inc.
Corning Incorporated	Johnson & Johnson
Covidien plc	Kimberly-Clark Corporation
Danaher Corp.	Medtronic, Inc.
Deere & Company	Parker-Hannifin Corporation
Dow Chemical Company	The Procter & Gamble Company
Eaton Corporation	TE Connectivity Ltd.
E.I. du Pont de Nemours and Company	Tyco International Ltd.
Emerson Electric Co.	United Technologies Corporation
Honeywell International Inc.

        The companies in this executive compensation peer group were selected because (1) their performance is monitored regularly by the same market analysts who monitor the performance of 3M (investment peers), and/or (2) they meet criteria based on similarity of their business and pay models, market capitalization (based on an eight-quarter rolling average), and annual revenues. During 2012, the Committee removed Avery Dennison, Ecolab, and General Electric from the peer group because they are no longer used by the Company as investment peers, and because Avery Dennison and Ecolab no longer meet the size criteria required for inclusion. During 2012, the Committee added Covidien, Corning, Dow Chemical, Parker-Hannifin, and TE Connectivity to the peer group. Since these changes were made relatively late in the year, they did not generally affect the 2012 compensation decisions made by the Committee.

How the Committee uses this Benchmarking Information

        When establishing and adjusting the Total Cash Compensation and long-term incentive compensation of the Named Executive Officers and other senior executives, the Committee considers the pay data from the Benchmarking Groups. The Committee also uses information on the executive compensation practices at companies in the executive compensation peer group when considering design changes to the Company's executive compensation program.

        With this information the Committee aims to provide the Company's executives whose performance meets the Company's expectations with Total Cash Compensation that is at or very close to the median of the corresponding compensation paid to executives in the Benchmarking Groups, and with long-term incentive compensation delivered through annual grants having values that are generally within a range of 80 to 120 percent of the median of the corresponding grant values provided to executives in the Benchmarking Groups. For those executives whose performance consistently exceeds the Company's expectations, their Total Cash Compensation can reach 120 to 125 percent of the median of the corresponding compensation paid to executives in the Benchmarking Groups. Executives whose performance far exceeds the Company's expectations can receive annual long-term incentive compensation grants having values that are within a range of 125 to 160 percent of the median of the corresponding grant values provided to executives in the Benchmarking Groups.

        Overall, the Company believes that use of this information from the Benchmarking Groups enables the Committee to create better alignment between executive pay and performance and to help ensure that 3M can attract and retain high-performing executive leaders.

Role of the Compensation Committee and its Advisors

        3M provides compensation to its executives to recognize their contributions to the success of its business and reward them for delivering performance that meets the growth, profitability, and other objectives of the Company. All elements of this compensation are determined by the Committee, which is composed solely of independent nonemployee directors. In addition, the Committee's decisions concerning the compensation of 3M's Chief Executive Officer are subject to ratification by all of the independent members of the Board of Directors.

        The Committee regularly reviews the design of and risks associated with the Company's executive compensation program and, with the assistance of its independent compensation consultant, makes decisions concerning changes in the executive compensation program when appropriate.

        During 2012, the Committee was assisted by its independent compensation consultant, George B. Paulin of Frederic W. Cook & Co., Inc. In addition to participating in the meetings of the Committee, Mr. Paulin provides the Committee with advice regarding the Company's executive salary structure, annual and long-term incentive compensation plans, compensation-related risks, and other executive pay policies. He also provides expert knowledge of marketplace trends and best practices relating to executive compensation practices and competitive pay levels. Mr. Paulin and his firm provide no other services to the Company or 3M management, with the exception of independent advisory support to the Nominating and Governance Committee on the compensation of 3M's nonemployee directors so that valuation methodologies and peer groups are consistent with those used for executives and other employees. During the year the Committee conducted an evaluation of the independence of Mr. Paulin and his firm considering the relevant regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, and it concluded that the services performed by Mr. Paulin and his firm raised no conflicts of interest.

        3M's executive officers assist the Committee with the process of determining the compensation of the Company's executives. In particular, Mr. Thulin, assisted by 3M's Senior Vice President, Human Resources, performs an annual performance evaluation of each of 3M's senior executives whose compensation is determined by the Committee. The results of these annual performance evaluations form the basis for Mr. Thulin's recommendations to the Committee as to the annual merit base salary and target annual incentive compensation increases for such senior executives, as well as the size of their annual long-term incentive compensation awards. The Committee discusses these recommendations with Mr. Thulin at its meetings prior to making its decisions on the amount of any increase to an executive's annual base salary or target annual incentive compensation or any long-term incentive compensation awards.

        The Committee reviews and approves annual performance goals and objectives for 3M's Chief Executive Officer. Acting through its Chairman, the Committee also conducts and discusses with the independent members of the Board of Directors an annual evaluation of the Chief Executive Officer's performance against such goals and objectives. Finally, the Committee, assisted by its independent compensation consultant, annually reviews and approves (based on this annual evaluation), subject to ratification by the independent members of the Board of Directors, the compensation of the Chief Executive Officer.

Elements of the Compensation Program

        The compensation program for 3M's executives consists of the following elements:

  •
  base salary;

  •
  short-term cash incentive in the form of an annual performance-based award opportunity; and

  •
  long-term equity incentives in the form of annual awards of performance shares and stock options, and in some years, grants of restricted stock or restricted stock units.

        3M's executives also participate in various benefit plans made available to most of 3M's U.S. employees, are eligible to participate in three deferred compensation plans (which enable them to save for retirement or other financial planning purposes), and receive certain other benefits, each of which is described in further detail in the All Other Compensation Table. The entire program applied to approximately 115 executives during 2012, including all of the Named Executive Officers.

        The following table shows how the 2012 Total Direct Compensation of each Named Executive Officer was apportioned among these elements, and how these elements relate to the strategic business goals of the Company. This table also reflects the relative balance among the elements as well as the alignment of these executives' compensation with the goal of creating long-term value for the Company and its stockholders.

Elements of Total Direct Compensation				Strategic Goal Alignment

Compensation Element	Performance- Based Compensation	Form of Compensation	Percent of CEO's & Other NEOs' Total Direct Compensation*	Growth	Efficient Use of Capital	Total Shareholder Return

Base Salary		Cash	12% CEO 18-27% NEOs

Annual Incentive	✓	Cash (200% cap) Equity (amount exceeding 200% cap)	18% CEO 18-20% NEOs	•	•	•

Stock Options	✓	Equity	35% CEO 23-32% NEOs			•

Performance Shares	✓	Equity	35% CEO 27-34% NEOs	•	•	•

*
Information in this column excludes Mr. Buckley, who retired on June 1, 2012

  Base Salary

        3M pays each of its executives a base salary in cash on a monthly basis. The amount of this base salary is reviewed annually, and does not vary with the performance of the Company. Base salaries are designed to compensate the executives for their normal day-to-day responsibilities, and it is the only component of their compensation that is considered to be fixed rather than variable in nature.

  Annual Incentive

        3M provides its executives with annual incentive compensation through plans that are designed to align a significant portion of their Total Cash Compensation with the financial performance of the Company and its business units. Each executive is assigned a target amount of annual incentive compensation as part of his or her Total Cash Compensation, but the amount of annual incentive compensation actually paid depends on the performance of 3M and its relevant business units. For Mr. Thulin, annual incentive compensation represented 61 percent of his target Total Cash Compensation for 2012. For 3M's other Named Executive Officers (excluding Mr. Buckley), annual incentive compensation represented from 43 percent to 50 percent of their target Total Cash Compensation for 2012.

        3M's broad-based annual incentive plan delivers short-term incentive compensation based on three performance metrics:

  •
  Local Currency Sales (of 3M or a business unit, as applicable) vs. plan for the current year;

  •
  Economic Profit (of 3M or a business unit, as applicable) vs. plan for the current year; and

  •
  3M Economic Profit vs. the prior year.

        While the annual incentive compensation earned by most 3M executives is determined under this broad-based incentive plan, the annual incentive compensation earned by 3M's Named Executive Officers, as well as the other senior executives whose compensation is decided by the Committee, is determined under the Executive Annual Incentive Plan approved by 3M's stockholders at the 2007 Annual Meeting. A total of 23 3M senior executives participated in this Executive Annual Incentive Plan during 2012. This Executive Annual Incentive Plan, which is intended to provide compensation that is exempt from the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code, provides performance-based compensation for which the performance goal is the Company's Adjusted Net Income.

        The Executive Annual Incentive Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive for a year, which is one-quarter of one percent of the Company's Adjusted Net Income for such year for each Named Executive Officer. However, the Committee utilizes the discretion provided by the Plan to pay each covered executive less than this maximum amount based on such factors as it deems relevant.

        The primary factors considered by the Committee in determining the amount of the Named Executive Officers' annual incentive compensation are each executive's individual performance and the performance of the Company and its business units, as measured by the three performance metrics referred to above and that are used to determine payouts under the broad-based annual incentive plan. While the Committee considers and is guided by the amounts that would be payable under the broad-based annual incentive plan if these executives were covered by such plan, it is not bound by these results and may pay different amounts.

        Individual performance is considered as a factor based upon the annual performance evaluation that Mr. Thulin, assisted by 3M's Senior Vice President, Human Resources, does for each covered executive (other than himself) and the annual performance evaluation that the Compensation Committee acting through its Chairman does for Mr. Thulin. These performance evaluations are done according to 3M's overall performance assessment and management processes, which involve setting annual financial and non-financial goals and objectives for each individual and then assessing the individual's performance against these goals and objectives at the end of the year. The annual performance evaluation assesses each executive's overall performance against these goals and objectives, but does not assess performance against each goal or objective in a formulaic manner.

  Long-term Incentives

        3M provides long-term incentive compensation to its executives through the Long-Term Incentive Plan approved by 3M's stockholders at the 2008 Annual Meeting. This is a typical omnibus-type plan that authorizes the Committee to grant stock options, restricted stock, restricted stock units, stock appreciation rights, performance cash, performance shares, and other stock awards to management employees of the Company. The Company provides its executives with this long-term incentive compensation based on 3M common stock in order to effectively motivate such executives to build long-term stockholder value.

  Benefits and Perquisites

        3M's executives generally participate in the same health care, disability, life insurance, pension, and 401(k) benefit plans available to most of the Company's U.S. employees.

        Executives also receive a limited number of additional benefits and perquisites described in more detail in the All Other Compensation Table of this Proxy Statement. These additional benefits and perquisites are provided for the convenience (financial planning assistance, for example), financial security (retirement contributions and premiums for additional life insurance coverage, for example), or personal security (travel on corporate aircraft, for example) of the executives. No tax gross-ups are provided on any of these additional benefits and perquisites.

How 3M Determined the 2012 Compensation of the Named Executive Officers

        All amounts were determined by the Committee, assisted by its independent compensation consultant, with the input of Mr. Thulin (other than with respect to his own compensation). This input included:

  •
  Mr. Thulin's recommendations based on the results of his most recent annual performance evaluations of the other Named Executive Officers (other than Mr. Buckley);

  •
  The compensation information from the companies in the Benchmarking Groups; and

  •
  A tally sheet comparing the amounts of compensation actually received by the Company's Named Executive Officers to the amounts reported in its annual Proxy Statement as well as the compensation that would be owed to such individuals in the event of the termination of their employment. This tally sheet helps the Committee better understand the Company's potential obligations to the Named Executive Officers following the termination of their employment, as well as assessing the risk of any individual leaving the Company prematurely for the purpose of considering whether it is providing sufficient retention incentives.

        Differences in the amounts of compensation provided to 3M's Named Executive Officers reflect a variety of factors, including job responsibilities, the market pay for executives performing similar responsibilities (as measured by the pay information obtained from companies in the Benchmarking Groups), experience and time in their current positions, internal pay equity, and individual performance. Initially, the Committee aims to provide the Named Executive Officers with Total Cash Compensation that is at or very close to the median value of the corresponding compensation provided to executives with similar responsibilities at companies in the Benchmarking Groups.

        However, the Committee adjusts the stock option portion of the long-term incentive compensation provided to the Named Executive Officers to reflect each individual's actual individual performance during the previous year.

  2012 Base Salary and Target Total Cash Compensation

        Changes in the base salaries and target Total Cash Compensation of the Named Executive Officers are considered annually by the Committee. Any adjustments are made after considering the most recent compensation data for executives with similar responsibilities at companies in the Benchmarking Groups, each individual's position in the salary range for his or her position, and the individual's performance during the preceding annual period.

        In February 2012, the Committee approved the following increases in the base salaries and target Total Cash Compensation of the Named Executive Officers other than Mr. Thulin, Mr. Buckley, and Mr. Fong:

Name	Previous Base Salary	New Base Salary effective 4/1/12	% Increase	Previous target Total Cash Compensation	New target Total Cash Compensation effective 4/1/12	% Increase

David W. Meline	$623,500	$657,353	5.4%	$1,153,251	$1,314,706	14.0%

Hak Cheol Shin	$637,000	$637,000	0%	$1,096,000	$1,139,840	4.0%

Brad T. Sauer	$598,490	$598,490	0%	$1,029,403	$1,060,285	3.0%

        Mr. Meline's increase was based on his successful transition into the Company's senior finance leadership position during 2011, as well as solid performance leading the areas of pension asset management and risk management. Mr. Shin's increase acknowledged his successful transition into leading all of 3M's International Operations, and the implementation of strict operational excellence discipline in response to difficult economic conditions that affected the global economy especially in the second half of 2011. Mr. Sauer's increase reflected a solid year leading 3M's health care business, including a significant increase in the portion of its sales from new products. The entire amount of the increases for Mr. Shin and Mr. Sauer and the majority of Mr. Meline's increase was delivered in the form of increases in their target annual incentive compensation rather than increases in base salary, due to the Committee's decision to pay more of the cash compensation of all senior executives (other than the Chief Executive Officer) through performance-based annual incentive compensation in order to better align 3M's executive compensation program with the programs at companies in the Benchmarking Groups. Following these increases, Mr. Meline's target annual incentive compensation was equal to 100 percent of his annual base salary, Mr. Shin's target annual incentive compensation was equal to 79 percent of his annual base salary (progressing toward the target of 85 percent), and Mr. Sauer's target annual incentive compensation was equal to 77 percent of his annual base salary (progressing toward the target of 85 percent).

        Upon Mr. Thulin's appointment to the positions of President and Chief Executive Officer in February 2012, the Committee recommended and the independent members of the Board of Directors approved an adjustment in his base salary and target Total Cash Compensation, to reflect his increased responsibilities. With this adjustment, Mr. Thulin's base salary increased from $825,000 to $1,300,000 and his target Total Cash Compensation increased from $1,650,000 to $3,300,000. His target Total Cash Compensation was designed to approximate the median value of the corresponding compensation provided to chief executive officers at companies in the Benchmarking Groups.

        As a result of these increases, the target Total Cash Compensation of these Named Executive Officers ranged from 95 to 107 percent of the median value of the corresponding compensation provided to executives with similar responsibilities at companies in the Benchmarking Groups.

        Upon Mr. Fong's appointment to the position of Senior Vice President, Legal Affairs and General Counsel, the Committee established his initial target Total Cash Compensation at $1,155,000. This target Total Cash Compensation consists of an annual base salary of $660,000 and target annual incentive compensation of $495,000. At the time of his appointment, this target Total Cash Compensation was modestly above the median value of the corresponding compensation paid to chief legal officers at companies in the Benchmarking Groups. The Committee believed that this amount was appropriate in view of Mr. Fong's strong history of successful performance at positions of increasing responsibility (including his previous position as general counsel of the U.S. Department of Homeland Security) and was necessary to attract Mr. Fong to 3M versus other potential employers. In addition to this initial Total Cash Compensation for Mr. Fong, the Committee also approved a cash signing bonus of $1,000,000 payable in two equal installments, one-half payable within 30 days following his employment commencement date of October 15, 2012, and the other half payable within 30 days following the first anniversary of his employment commencement date, assuming continued employment.

        After reviewing Mr. Meline's recent performance as Chief Financial Officer, the Committee approved an additional adjustment in his base salary and target Total Cash Compensation effective in October 2012, which was designed to close the gap between his compensation and that provided to chief financial officers at companies in the Benchmarking Groups. With this adjustment, Mr. Meline's base salary increased from $657,353 to $690,221 and his target Total Cash Compensation increased from $1,314,706 to $1,380,441. Following this adjustment, his target Total Cash Compensation was 100 percent of the median value of the corresponding compensation paid to chief financial officers at companies in the Benchmarking Groups and his target annual incentive compensation was equal to 100 percent of his annual base salary.

  2012 Annual Incentive

        During 2012, the Committee chose to deliver short-term incentive compensation to its Named Executive Officers in the form of an annual cash incentive under the Executive Annual Incentive Plan. Each Named Executive Officer had a target annual incentive for the year, which is equal to the difference between his or her target Total Cash Compensation and annual base salary. As explained above in the "Annual Incentive" discussion under "Elements of the Compensation Program," the Committee considered the amount of an individual's target annual incentive together with his or her individual performance during 2012. The Committee also considered the 2012 performance of 3M and its business units as measured under the Company's broad-based annual incentive plan when it determined the amount of each Named Executive Officer's annual incentive compensation for 2012.

        Since the Company satisfied the Executive Annual Incentive Plan's performance objective by earning Adjusted Net Income of $4.444 billion for 2012, the plan authorized the Committee to approve payments of annual incentive compensation to each Named Executive Officer equal to one-quarter of one percent of such Adjusted Net Income ($11,109,075). In order to more closely align the payout to each individual with the 2012 performance of the Company and the relevant business unit as well as the individual's performance, the Committee reduced the amounts payable to the Named Executive Officers (including Mr. Thulin and Mr. Buckley) from the plan authorized maximum amount to the following amounts (the reduced amounts of Mr. Thulin's and Mr. Buckley's 2012 annual incentive compensation were ratified by the independent members of the 3M Board of Directors):

Name	Target Annual Incentive ($)*	Actual 2012 Incentive ($)**

Inge G. Thulin	1,900,958	1,994,865

George W. Buckley	2,795,000	1,113,568

David W. Meline	633,886	786,146

Ivan K. Fong	495,000	101,321

Hak Cheol Shin	491,922	434,859

Brad T. Sauer	454,104	586,793

*
The amounts for Mr. Thulin, Mr. Meline, Mr. Shin, and Mr. Sauer are prorated to reflect compensation adjustments that occurred during 2012 and increased the amount of their target annual incentive compensation.

**
Each of Mr. Buckley's and Mr. Fong's 2012 annual incentive compensation was prorated to reflect the portion of the year he was employed by the Company.

        As explained above, one of the primary factors considered by the Committee in determining payouts under the Executive Annual Incentive Plan is the amount that would have been payable under the Company's broad-based annual incentive plan if the Named Executive Officers had been covered by such plan. These amounts were based on the following performance results for the Company and, as applicable, the respective business units of the Named Executive Officers during 2012 with respect to each performance metric of the broad-based annual incentive plan:

	Local Currency Sales			Economic Profit				Weighted Average Payout % Based on Payout Curve
							Total Company Economic Profit vs. Prior Year
(Dollar amounts in millions) Business Unit
	Plan	Actual	Actual vs. Plan	Plan	Actual	Actual vs. Plan

Total Company	$30,687	$30,535	100%	$2,487	$2,353	95%	102%	95%

Health Care	$ 5,312	$ 5,268	99%	$1,005	$1,009	100%	102%	99%

Total International	$20,726	$20,068	97%	$2,961	$2,694	91%	102%	88%

        The Committee then decided whether to adjust the amounts of these payouts to reflect the individual performance of each Named Executive Officer during 2012. The Committee made no adjustment in the payouts to Mr. Buckley and Mr. Fong, due to the relatively short amount of time they served in their positions during the year. The Committee decided to increase the amount of Mr. Thulin's payout (and the independent members of the Board of Directors ratified the Committee's decision) to recognize his successful first year as 3M's Chief Executive Officer, and especially his strong work on the Company's long-term strategies, his leadership in developing the new 3M Vision and six corporate business strategies shown above, his focus on prioritizing the Company's portfolio of businesses, his decision to realign the Company's business groups to better serve our customers and markets, and his guidance in resetting the long-term financial expectations for the Company. The amount of Mr. Meline's payout was increased to recognize his success in improving the Company's relationship with the investment community, including the development and communication of the Company's new long-term financial goals. Due to the overall financial performance of 3M's International Operations business, the Committee decided to make no adjustment in the payout to Mr. Shin. The Committee increased the amount of Mr. Sauer's payout in response to the strong financial performance of 3M's health care business during 2012, especially its ability to generate strong profit growth in a lackluster economy.

  Long-term Incentives — 2012 Annual Grants

        After considering the most recent long-term incentive compensation data from companies in the Benchmarking Groups and after taking into account its evaluation of their individual performance during 2011, the Committee approved (and in the cases of Mr. Thulin and Mr. Buckley, the independent members of the Board of Directors ratified) the following grant values of the Named Executive Officers' annual long-term incentive compensation awards for 2012. For ease of comparison, the following table also shows the grant values of the Named Executive Officers' 2011 annual long-term incentive compensation awards and the percentage change between the two amounts.

Name	Grant Value of 2011 Annual Awards	Grant Value of 2012 Annual Awards	% Change

Inge G. Thulin	$2,330,363	$8,000,050	243.30%

George W. Buckley*	$8,500,004	$4,250,000	-50.00%

David W. Meline	$1,174,166	$2,382,865	102.94%

Hak Cheol Shin	$1,700,049	$1,657,564	-2.50%

Brad T. Sauer	$1,580,070	$1,404,265	-11.13%

*
The Committee decided to make the entire amount of Mr. Buckley's 2012 annual award in the form of performance shares. A portion of those performance shares was forfeited when he retired from the Company in June 2012, pursuant to rules adopted by the

  Compensation Committee which apply upon the retirement of any of the Company's executives. Specifically, 50 percent of the 2012 performance shares awarded to Mr. Buckley (having a grant value of $2,125,000) were forfeited.

          Mr. Thulin and Mr. Meline received significantly larger percentage increases in the grant values of their 2012 awards due to their new positions and responsibilities, and the adjustment of their grant values to bring them in line with the grant values provided to their peers at companies in the Benchmarking Groups. Mr. Fong did not receive a 2012 annual long-term incentive compensation award since he did not join 3M until October 15, 2012. However, see the following section "Long-Term Incentives — Other Grants" for a description of the grants that Mr. Fong did receive when he joined the Company.

          Consistent with market practices at companies in the Benchmarking Groups, during 2012 the Committee chose to deliver one-half of the target grant value of the annual long-term incentive compensation awards provided to 3M's Named Executive Officers (with the exception of Mr. Buckley, whose 2012 award was entirely in the form of performance shares) in the form of stock options (before adjustment for individual performance) and the remaining one-half in the form of performance shares. The performance criteria selected by the Committee for the performance shares awarded during 2012 were designed to focus management attention on three key factors that create long-term stockholder value: Organic Sales Volume Growth, Return on Invested Capital, and sales from new products as measured by the New Product Vitality Index.

          The number of shares of 3M common stock that could be delivered for each performance share awarded in 2012 is linked to the Company's performance as measured by the criteria of Organic Sales Volume Growth, Return on Invested Capital, and the New Product Vitality Index. Approximately 40 percent of this number will be determined by Organic Sales Volume Growth, another 40 percent will be determined by Return on Invested Capital, and the remaining 20 percent will be determined by the New Product Vitality Index. With these weightings, 60 percent of each individual's long-term incentive opportunity attributable to these awards is tied to the Company's long-term sales growth objective, a key contributor to long-term stockholder value. Attainment of these three independent performance criteria is measured separately for each calendar year during the three-year measurement period, with each year weighted as follows (2012 — 50 percent; 2013 — 30 percent; and 2014 — 20 percent). However, the formulas by which the Company's performance is measured do not change over the three-year performance period.

          The number of shares of 3M common stock that could actually be delivered at the end of the three-year performance period ending on December 31, 2014, may be anywhere from 0 percent to 200 percent of each performance share granted, depending on the performance of the Company during such performance period. However, an executive may forfeit all or a portion of such shares if he or she does not remain employed by the Company throughout the three-year performance period.

          For 2012, the Committee approved the following formulas for determining the number of shares of 3M common stock actually delivered for each performance share awarded, with the total number of shares actually delivered being the sum of the number of shares earned as a result of the Company's achievement of each of the three performance objectives. The formulas for all three performance criteria remained the same as the formulas for the performance shares awarded in 2011, since they remain aligned with 3M's operating plans and provide assurance that the amount of compensation actually earned by the Company's executives is aligned with the Company's performance over the performance period.

Organic Sales Volume Growth Exceeding IPI	% of number of performance shares	Return on Invested Capital	% of number of performance shares	New Product Vitality Index	% of number of performance shares	Total % of number of performance shares

below -1.0%	0%	below 19.0%	0%	below 28.0%	0%	0%

-1.0%	8%	19.0%	8%	28.0%	4%	20%

0.5%	40%	21.0%	40%	33.0%	20%	100%

2.0% or higher	80%	23.0% or higher	80%	38.0% or higher	40%	200%

          The above formulas are not a prediction of how 3M will perform during the years 2012 through 2014. The sole purpose of these formulas, which were approved by the Committee in February 2012, is to establish a method for determining the payment of long-term incentive compensation under the Long-Term Incentive Plan. 3M is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these formulas, and you are cautioned not to rely on these formulas as a prediction of 3M's future performance.

  Long-term Incentives — Other Grants

        See the 2012 Grants of Plan-Based Awards Table in this Proxy Statement for information regarding the initial long-term incentive grants made to Mr. Fong at the time he commenced his employment with 3M as Senior Vice President, Legal Affairs and General Counsel. These grants were made as part of the compensation package designed to persuade him to join 3M instead of other potential employers.

        The 2012 Grants of Plan-Based Awards Table also reflects the grant of 2010, 2011, and 2012 performance shares to Mr. Fong under the 2008 Long-Term Incentive Plan. These 2010, 2011, and 2012 performance shares were granted to Mr. Fong upon his appointment as Senior Vice President, Legal Affairs and General Counsel, which was effective October 15, 2012. Consistent with the Company's treatment of other newly-appointed senior executives, these performance shares were intended to provide Mr. Fong with a portion of the long-term incentive compensation granted to comparable executives in the respective years, prorated to reflect the amount of time in his new position.

        For purposes of these awards to Mr. Fong, the performance criteria previously selected by the Committee for the 2010 and 2011 performance shares were the same as the performance criteria for the 2012 performance shares: Organic Sales Volume Growth, Return on Invested Capital, and sales from new products as measured by the New Product Vitality Index. The number of shares of 3M common stock that could be delivered for each 2010, 2011, and 2012 performance share is linked to the Company's performance as measured by the criteria of Organic Sales Volume Growth, Return on Invested Capital, and the New Product Vitality Index. Approximately 40 percent of this number will be determined by Organic Sales Volume Growth, another 40 percent will be determined by Return on Invested Capital, and the remaining 20 percent will be determined by the New Product Vitality Index. Attainment of these three independent performance criteria is measured separately for each calendar year during the respective three-year performance period, with each year weighted as follows (first year — 50 percent; second year — 30 percent; and third year — 20 percent). However, the formulas by which the Company's performance is measured do not change over the respective three-year performance period. The number of shares of 3M common stock that could actually be delivered at the end of each respective three-year performance period ending on December 31 may be anywhere from 0 percent to 200 percent of each performance share granted, depending on the performance of the Company during such performance period.

        In February 2010, the Committee approved the following formulas for determining the number of shares of 3M common stock actually delivered for each 2010 performance share awarded, with the total number of shares actually delivered being the sum of the number of shares earned as a result of the Company's achievement of each of the three performance objectives as follows:

Organic Sales Volume Growth Exceeding IPI	% of number of performance shares	Return on Invested Capital	% of number of performance shares	New Product Vitality Index	% of number of performance shares	Total % of number of performance shares

below -1.0%	0%	below 15.0%	0%	below 22.0%	0%	0%

-1.0%	8%	15.0%	8%	22.0%	4%	20%

0.5%	40%	20.0%	40%	29.0%	20%	100%

2.0% or higher	80%	22.5% or higher	80%	36.0% or higher	40%	200%

        In February 2011, the Committee approved the following formulas for determining the number of shares of 3M common stock actually delivered for each 2011 performance share awarded, with the total number of shares actually delivered being the sum of the number of shares earned as a result of the Company's achievement of each of the three performance objectives as follows:

Organic Sales Volume Growth Exceeding IPI	% of number of performance shares	Return on Invested Capital	% of number of performance shares	New Product Vitality Index	% of number of performance shares	Total % of number of performance shares

below -1.0%	0%	below 19.0%	0%	below 28.0%	0%	0%

-1.0%	8%	19.0%	8%	28.0%	4%	20%

0.5%	40%	21.0%	40%	33.0%	20%	100%

2.0% or higher	80%	23.0% or higher	80%	38.0% or higher	40%	200%

        The above formulas are not a prediction of how 3M will perform during the years 2010 through 2012, or during the years 2011 through 2013. The sole purpose of these formulas, which were approved by the Committee in February 2010 and February 2011, is to establish a method for determining the payment of long-term incentive compensation under the Long-Term Incentive Plan. 3M is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these formulas, and you are cautioned not to rely on these formulas as a prediction of 3M's future performance.

  Long-term Incentives — Payouts for Grants made in Prior Years

        2012 marked the final year of the three-year performance period of the performance share awards made to 3M's executives in 2010 (and, in some cases, in 2011 and 2012) under the Long-Term Incentive Plan. The performance share awards made during 2010 were designed to deliver compensation based on the performance of the Company over the years 2010, 2011, and 2012 as measured by its Organic Sales Volume Growth, Return on Invested Capital, and sales from new products as measured by the New Product Vitality Index. Pursuant to the formulas approved by the Committee at the time the initial awards were made, the Company's performance during this three-year performance period (annual Organic Sales Volume Growth of 5.6 percent in 2010, 0.0 percent in 2011 and -0.7 percent in 2012) (annual Return on Invested Capital of 21.9 percent in 2010, 20.5 percent in 2011 and 20.2 percent in

2012) (annual New Product Vitality Index of 31.4 percent in 2010, 31.7 percent in 2011 and 33.1 percent in 2012) resulted in a payout of 1.38 shares of 3M common stock per performance share.

Name	Number of target performance shares	Number of actual 3M shares earned	Value of actual 3M shares earned*($)

Inge G. Thulin	9,400	12,972	1,204,450

George W. Buckley	53,713	74,124	6,882,413

David W. Meline	8,644	11,929	1,107,608

Ivan K. Fong	747	1,031	95,728

Hak Cheol Shin	9,400	12,972	1,204,450

Brad T. Sauer	9,400	12,972	1,204,450

*
Value of the shares earned as of December 31, 2012, when the fair market value of a share of 3M common stock was $92.85.

Stock Ownership Guidelines

        The Company's stock ownership guidelines apply to all Section 16 officers of the Company and are designed to increase an executive's equity stake in 3M and more closely align his or her financial interests with those of 3M's stockholders. The guidelines provide that the Chief Executive Officer should attain beneficial ownership of 3M stock equal to six times his or her annual base salary at the time of appointment, the Executive and Senior Vice Presidents should attain beneficial ownership of 3M stock equal to three times their annual base salaries at the time of appointment, and Vice Presidents should attain beneficial ownership of 3M stock equal to two times their annual base salaries at the time of appointment.

        The stock ownership guidelines provide that the covered officers should attain the requisite beneficial ownership of 3M stock within five years of their appointment to their positions. However, if an officer is not on track (measured by multiplying 20 percent of the target ownership by the number of years since their appointment) to meet the required level of ownership, the guidelines provide that he or she will be required to hold and not sell a sufficient number of the after-tax 3M shares received upon the next payout of performance shares to be on track to satisfy the required ownership level. All of 3M's officers covered by the guidelines are on track to meet the required level of ownership within five years of their respective appointments. For more information concerning the 3M stock ownership of the Named Executive Officers, see the "Information on Stock Ownership of Directors and Executive Officers" in this Proxy Statement.

        For purposes of these guidelines, shares owned directly by an officer or by members of the officer's immediate family, shares owned indirectly through an officer's account in the Company's 401(k) plan or another deferred compensation plan, unvested shares of restricted stock owned by an officer, and shares represented by unvested restricted stock units granted to an officer are all considered to be beneficially owned by the officer and are counted in determining attainment of the required ownership level.

        To prevent speculation or hedging of interests in our equity by our executive officers, the Company prohibits short sales of 3M stock or the purchase or sale by these executive officers of financial instruments, including options, puts, calls, equity swaps, collars, or other derivative instruments that are directly linked to 3M stock. In addition, the Company also prohibits the use of standing orders, margin accounts, and pledging of securities by its executive officers.

Policy on Reimbursement of Incentive Payments ("Clawback")

        The Company's Board of Directors has adopted a policy requiring the reimbursement of excess incentive compensation payments made to an executive in the event that 3M is required to make a material restatement of its financial statements. This policy applies to all senior executives of the Company including all of the Named Executive Officers. This policy does not require any misconduct on the part of the covered executive whose excess incentive compensation payment is being reimbursed. As long as the Company is required to make a material restatement of its financial statements that causes an incentive compensation payout to be higher than it should have been, the Company may seek to recover the overpayment from all affected executives irrespective of whether their conduct contributed to the need for the restatement. The Company established this policy prior to the passage of the Dodd-Frank Act, which establishes new requirements for such policies. Upon issuance by the Securities and Exchange Commission of final implementing regulations for the Dodd-Frank Act's requirements, the Company will make any changes to its existing policy as may be required to comply with those regulations.

Limit on Tax-Deductible Compensation

        Section 162(m) of the Internal Revenue Code prohibits 3M from deducting compensation paid in any year to its Chief Executive Officer and each other Named Executive Officer whose compensation is reported in the Summary Compensation Table for such year by reason of being among the three most highly compensated officers for that year, other than the Chief Executive Officer and the Chief Financial Officer ("Covered Employees"), in excess of $1 million, but does not subject performance-based compensation to this limit. Due to his service as the Company's interim Chief Executive Officer for a period of approximately six months in 2005, one of the members of the Committee (Robert S. Morrison) does not participate in the Committee's decisions involving performance-based compensation since he is not considered an "outside director" of the Company for purposes of Section 162(m) and the regulations published thereunder.

        The Committee continues to emphasize performance-based compensation for executives and thus minimize the effect of Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Company's success. Consequently, in any year the Committee may authorize nonperformance-based compensation in excess of $1 million. The Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

Severance or Change in Control Arrangements

        3M does not have severance plans or arrangements with any of its Named Executive Officers. The absence of such arrangements reflects the Company's and the Committee's preference for operating without legally binding severance commitments, and preserves maximum flexibility to deal with individual situations if and when the need arises.

        Similarly, 3M does not have arrangements providing for payments or other compensation in the event of a change in control of the Company, other than the payment, exercise, or delivery of long-term incentive compensation awards issued prior to a change in control. For awards with a grant date prior to February 9, 2010, in the event of a change in control of the Company, both the Long-Term Incentive Plan and its predecessors provided for (1) accelerated vesting of outstanding stock options, restricted stock, and restricted stock units, and (2) the immediate termination and payout of all outstanding performance units and performance shares. This "single trigger" provision was intended to protect the previously-earned long-term incentive compensation of employees (including the Named Executive Officers) against the uncertainty and risk of nonpayment that might occur following a takeover of the Company.

        In 2010 the Board of Directors amended the Long-Term Incentive Compensation Plan to eliminate the prior "single trigger" accelerated vesting provision in the event of a change in control of the Company, and to establish a "double trigger" vesting acceleration provision. This new "double trigger" provision applies to awards with a grant date on or after February 9, 2010. This provision means that an employee whose employment is terminated without cause or who resigns for "good reason" within 18 months following a change in control of the Company will receive (1) accelerated vesting of any outstanding stock options, restricted stock, and restricted stock units, and (2) an immediate payout of any outstanding performance unit and performance share awards. The Board of Directors also amended the Long-Term Incentive Plan to eliminate a provision that would have required the Company to provide employees (including the Named Executive Officers) with a gross-up payment in the event any excise tax was determined to apply as a result of the payment, vesting, or delivery of long-term incentive compensation awards made thereunder in the event of a change in control. The Company does not intend to include change in control "single trigger" accelerated vesting or excise tax gross-up provisions in future equity awards or agreements.

        Finally, 3M does not have arrangements with any of its Named Executive Officers providing for the payment of excise tax gross-ups in the event of a change in control of the Company.

Say on Pay Advisory Approval of Executive Compensation

        As required by Section 14A of the Securities Exchange Act, in 2012 the Company conducted an annual advisory vote of stockholders with respect to the compensation of its Named Executive Officers. At the Company's Annual Meeting of Stockholders held on May 8, 2012, approximately 94 percent of the shares that were voted on this item approved the compensation of the Company's Named Executive Officers as disclosed in the 2012 Proxy Statement. While the approval was advisory in nature, the Committee has taken note of this very strong stockholder support and views the outcome as confirmation that stockholders generally believe that the pay of the Named Executive Officers is appropriately aligned with their performance and the performance of the Company as well as the interests of 3M's stockholders. As a consequence, the results of this vote have not caused the Committee to make any changes in either the executive compensation program or the compensation of any Named Executive Officer.

COMPENSATION COMMITTEE REPORT

        In accordance with the Securities and Exchange Commission's disclosure requirements for executive compensation, the Compensation Committee of the Board of Directors of 3M Company (the "Committee") has reviewed and discussed with 3M Management the Compensation Discussion and Analysis. Based on this review and these discussions with 3M Management, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the 2013 Proxy Statement of 3M Company and 3M Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by the Compensation Committee
Vance D. Coffman, Chair	Aulana L. Peters
Edward M. Liddy	Robert J. Ulrich
Robert S. Morrison

Assessment of Risk Related to Compensation Programs

        Based on the Company's recent assessment, the Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. To conduct this assessment, the Company completed an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans or programs. Based on this inventory, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. The Company believes that the Company's overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue versus profit focused performance measures, stock ownership guidelines, and "clawback" policy all work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks. In this regard, the Company's strong ethics and its corporate compliance systems, which are overseen by the Audit Committee, further mitigate against excessive or inappropriate risk taking. The Compensation Committee, with assistance from its independent compensation consultant, George B. Paulin of Frederic W. Cook & Co., Inc., reviewed the Company's risk assessment and a separate risk assessment that Mr. Paulin conducted for the Committee on the Company's executive compensation policies and practices. Based on their consideration of these assessments, the Committee concurred with the Company's determination that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company.

 2012 Summary Compensation Table

        The following table shows the compensation earned or received during 2012, 2011, and 2010 by each of 3M's Named Executive Officers (as determined pursuant to the Securities and Exchange Commission's disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Inge G. Thulin	2012	1,228,373	0	4,000,053	3,059,772	1,994,865	3,977,742	523,671	14,784,476
Chairman of the	2011	751,750	0	1,528,960	872,599	690,084	1,380,089	136,788	5,360,270
Board, President and	2010	598,500	0	1,500,049	1,043,937	850,119	760,144	155,380	4,908,129
Chief Executive Officer
George W. Buckley(7)	2012	758,013	0	4,250,062	0	1,113,568	1,225,830	578,202	7,925,675
Former Chairman of the	2011	1,720,000	0	5,546,295	3,441,520	2,809,534	11,295,403	588,256	25,401,008
Board, President and	2010	1,720,000	0	8,022,714	3,772,940	5,590,000	3,970,767	632,673	23,709,094
Chief Executive Officer
David W. Meline(6)	2012	657,107	0	1,278,001	845,156	786,146	253,079	79,520	3,899,009
Senior Vice President	2011	577,160	0	1,980,075	185,762	483,566	248,903	76,114	3,551,580
and Chief Financial Officer
Ivan K. Fong(6)	2012	141,087	500,000	1,955,702	784,229	101,321	0	15,851	3,498,190
Senior Vice President,
Legal Affairs and
General Counsel
Hak Cheol Shin	2012	637,000	0	753,024	771,668	434,859	624,074	104,466	3,325,091
Executive Vice President,	2011	620,981	0	963,617	798,480	481,126	1,351,508	84,874	4,300,586
International Operations	2010	576,000	0	1,500,049	1,141,751	816,383	709,065	90,097	4,833,345
Brad T. Sauer(6)	2012	598,490	0	753,024	641,160	586,793	468,961	112,946	3,161,374
Executive Vice President,
Industrial Business Group

FOOTNOTES TO 2012 SUMMARY COMPENSATION TABLE

        (1)   The amounts in the Stock Awards column reflect the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 14 to the Company's audited financial statements for the fiscal year ended December 31, 2012, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2013. The amounts included in this column for the performance share awards made during 2012 are calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for these performance share awards, the maximum value of these awards at the grant date would be as follows: Mr. Thulin — $8,000,106; Mr. Buckley — $8,500,124 (one-half of such amount would be forfeited due to his retirement in 2012); Mr. Meline — $2,556,002; Mr. Fong — $1,911,312; Mr. Shin — $1,506,048; and Mr. Sauer — $1,506,048. The amounts in this column also include the portion of the annual incentive compensation that exceeded 200 percent of the executive's annual target amount and that was earned by each executive during 2010 under the Company's Executive Annual Incentive Plan but paid in the form of restricted stock units granted during 2011 under the 2008 Long-Term Incentive Plan, as follows: Mr. Thulin — $2,238; Mr. Buckley — $1,296,229; Mr. Meline — $98,003; and Mr. Shin — $249,616.

        (2)   The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 14 to the Company's audited financial statements for the fiscal year ended December 31, 2012, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2013.

        (3)   The amounts in the Non-Equity Incentive Plan Compensation column reflect the annual incentive compensation earned by each individual during 2012 under the Company's Executive Annual Incentive Plan.

        (4)   The amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the actuarial increase in the present value of each individual's pension benefits under all defined benefit pension plans of the Company, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 10 to the Company's audited financial statements for the fiscal year ended December 31, 2012, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2013. There were no above-market earnings on deferred compensation under the Company's nonqualified deferred compensation programs.

        (5)   See the All Other Compensation table below for details.

        (6)   No amounts are reported for Mr. Meline for the year 2010, or for Mr. Fong or Mr. Sauer for the years 2011 and 2010 since they were not Named Executive Officers of the Company for those years.

        (7)   Mr. Buckley retired from the Company effective June 1, 2012.

2012 All Other Compensation Table

	401(k) Company Contributions ($)(1)	VIP Excess Company Match ($)(2)	Executive Life Insurance ($)(3)	Financial Planning ($)(4)	Personal Aircraft Use ($)(5)	Security Systems/ Services ($)(6)	Personal Auto Use ($)(7)	Miscellaneous ($)(8)	Total ($)
Inge G. Thulin	9,000	60,064	286,116	13,230	145,638	0	9,623	0	523,671
George W. Buckley	11,250	149,290	0	13,872	321,297	39,200	19,621	23,672	578,202
David W. Meline	11,250	40,080	14,870	13,320	0	0	0	0	79,520
Ivan K. Fong	8,633	0	2,218	0	0	0	0	5,000	15,851
Hak Cheol Shin	9,000	31,253	50,983	13,230	0	0	0	0	104,466
Brad T. Sauer	9,000	27,213	58,874	17,859	0	0	0	0	112,946

FOOTNOTES TO 2012 ALL OTHER COMPENSATION TABLE

        (1)   The amounts shown reflect 3M matching and additional automatic contributions under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan. All eligible employees under this plan may receive 3M matching contributions on their pre-tax contributions to the plan on up to six percent of their eligible pay. Eligible employees hired on or after January 1, 2009, also receive additional automatic 3M retirement income contributions equal to three percent of their eligible pay.

        (2)   The amounts shown reflect 3M matching contributions under the VIP Excess Plan, a nonqualified defined contribution plan. Eligibility for this plan and its matching contributions is limited to employees whose compensation exceeds a limit established by Federal income tax law for tax-qualified defined contribution plans. The Plan permits eligible employees to save additional amounts from their current cash compensation beyond the contribution limits established by Federal tax laws, and to receive Company matching contributions similar to the matching contributions provided under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan.

        (3)   The amounts shown reflect the amount of premiums paid by the Company on behalf of each individual with respect to their respective whole life or universal life insurance policies obtained for them under the Executive Life Insurance Plan.

        (4)   These amounts reflect fees for personal financial planning and tax return preparation services paid by the Company on behalf of each individual.

        (5)   This amount reflects the aggregate incremental cost to the Company for Mr. Thulin's and Mr. Buckley's personal use of corporate aircraft during 2012. This aggregate incremental cost was calculated by combining the variable operating costs of such travel, including the cost of fuel, landing fees, parking fees, trip preparation fees, enroute communication charges, enroute navigation charges, on-board catering, and crew travel expenses. Mr. Buckley's use occurred as part of the transition from being 3M's Chief Executive Officer to his retirement on June 1, 2012, and is nonrecurring.

        (6)   This amount reflects the expenses incurred by 3M during 2012 (prior to the date of his retirement) for monitoring services and for the completion of security upgrades at the personal residences of Mr. Buckley.

        (7)   This amount reflects the aggregate incremental cost to the Company for Mr. Thulin's and Mr. Buckley's personal use of Company-provided automobiles and local ground transportation. These costs include lease payments (or the amortized purchase cost) for the vehicles, fuel, insurance premiums, repairs, and maintenance.

        (8)   These amounts reflect fees for personal legal and consulting services paid by the Company on behalf of Mr. Buckley, and fees for personal legal services paid by the Company on behalf of Mr. Fong.

Grants of Plan-Based Awards

        The following table reflects the various equity and non-equity plan awards granted to the Named Executive Officers during 2012. With the exception of the annual incentive compensation earned by such Named Executive Officers under the Executive Annual Incentive Plan, all of the awards referred to in this table were granted under the 2008 Long-Term Incentive Plan. All of the restricted stock unit awards listed in this table include the right to receive a cash payment of dividend equivalents (the dividends that would have been paid on the same number of shares of 3M common stock during the vesting period) at the vesting date. The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation and, in the case of performance share awards, are based upon the probable outcome of the applicable performance conditions. Assumptions made in the calculation of these amounts are included in Note 14 to the Company's audited financial statements for the fiscal year ended December 31, 2012, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2013.

 2012 Grants of Plan-Based Awards Table

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(6)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)(5)					Exercise or Base Price of Option Awards ($/sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type of Grant(1)	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Inge G. Thulin	12PS	02/07/2012			9,872	49,359	98,718				4,000,053
	Option	02/07/2012							204,804	87.89	3,059,772
	AIP	n/a	1,900,958	11,109,075
George W. Buckley	12PS	02/07/2012			10,489	52,444	104,888				4,250,062
	AIP	n/a	2,795,000	11,109,075
David W. Meline	12PS	02/07/2012			3,154	15,770	31,540				1,278,001
	Option	02/07/2012							56,570	87.89	845,156
	AIP	n/a	633,886	11,109,075
Ivan K. Fong	12PS	11/01/2012			1,322	6,609	13,218				581,658
	11PS	11/01/2012			675	3,373	6,746				304,751
	10PS	11/01/2012			149	747	1,494				69,247
	Option	11/01/2012							50,423	89.25	784,229
	RSU	11/01/2012						11,205(8)			1,000,046
	AIP	n/a	495,000	11,109,075
Hak Cheol Shin	12PS	02/07/2012			1,858	9,292	18,584				753,024
	Option	02/07/2012							46,314	87.89	691,931
	Option	02/16/2012							9,340	87.65	79,737
	AIP	n/a	491,922	11,109,075
Brad T. Sauer	12PS	02/07/2012			1,858	9,292	18,584				753,024
	Option	02/07/2012							33,345	87.89	498,174
	Option	05/04/2012							16,556	88.67	142,986
	AIP	n/a	454,104	11,109,075

FOOTNOTES TO 2012 GRANTS OF PLAN-BASED AWARDS TABLE

        (1)   Abbreviations for the Type of Grant: 12PS = 2012 performance shares; 11PS = 2011 performance shares; 10PS = 2010 performance shares; Option = stock options; RSU = restricted stock units; AIP = annual incentive.

        (2)   The amounts shown as the Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the target and maximum amounts that may be earned by each individual during 2012 under the Executive Annual Incentive Plan. This Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive during a plan year (established for purposes of complying with Section 162(m) of the Internal Revenue Code), which for each of the Named Executive Officers was one-quarter of one percent of the Company's Adjusted Net Income for 2012, and then permits the Compensation Committee to pay each covered executive less than this maximum amount based on such factors as it deems relevant. These factors include, but are not limited to, individual performance, each individual's target annual incentive, and the performance of the Company and its business units as measured by the three metrics used to determine payouts under the Company's broad-based annual incentive plan (see "Elements of the Compensation Program — Annual Incentive" in the Compensation Discussion and Analysis of this Proxy Statement). While the Committee considers and is guided by the amounts that would be payable under the broad-based annual incentive plan (based on the performance of 3M and its business units) if the Named Executive Officers were covered by such plan, it is not bound by these results and may decide to pay different amounts.

        (3)   The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards with respect to 2012 performance shares reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by each individual as a result of the 2012 performance shares granted to each individual during 2012 under the 2008 Long-Term Incentive Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2012, 2013, and 2014, as measured against three performance criteria selected by the Compensation Committee (Organic Sales Volume Growth, Return on Invested Capital, and the New Product Vitality Index). For more information on these performance criteria and the formulas for determining the number of shares of 3M common stock payable as a result of these performance shares, please refer to the "Long-Term Incentives — 2012 Annual Grants" portion of the Compensation Discussion and Analysis.

        (4)   The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards with respect to 2011 performance shares reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by Mr. Fong as a result of the 2011 performance shares granted to him during 2012 under the 2008 Long-Term Incentive Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2011, 2012, and 2013, as measured against three performance criteria selected by the Compensation Committee (Organic Sales Volume Growth, Return on Invested Capital, and the New Product Vitality Index). These 2011 performance shares were granted to Mr. Fong upon his appointment as Senior Vice President, Legal Affairs and General Counsel. Consistent with the Company's treatment of other newly-appointed senior executives, these performance shares were intended to provide him with a portion of the long-term incentive compensation granted to comparable executives in 2011, prorated to reflect the amount of time in his new position. For more information on these performance criteria and the formulas for determining the number of shares of 3M common stock payable as a result of these performance shares, please refer to the "Long-Term Incentives — Other Grants" portion of the Compensation Discussion and Analysis.

        (5)   The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards with respect to 2010 performance shares reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by Mr. Fong as a result of the 2010 performance shares granted to him during 2012 under the 2008 Long-Term Incentive Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2010, 2011, and 2012, as measured against three performance criteria selected by the Compensation Committee (Organic Sales Volume Growth, Return on Invested Capital, and the New Product Vitality Index). These 2010 performance shares were granted to Mr. Fong upon his appointment as Senior Vice President, Legal Affairs and General Counsel. Consistent with the Company's treatment of other newly-appointed senior executives, these performance shares were intended to provide him with a portion of the long-term incentive compensation granted to comparable executives in 2010, prorated to reflect the amount of time in his new position. For more information on these performance criteria and the formulas for determining the number of shares of 3M common stock payable as a result of these performance shares, please refer to the "Long-Term Incentives — Other Grants" portion of the Compensation Discussion and Analysis.

        (6)   The amounts shown as the All Other Option Awards reflect the numbers of nonqualified stock options granted to each individual during 2012 under the 2008 Long-Term Incentive Plan. The options granted on February 7, 2012, were part of the Company's annual grant of stock options to the approximately 5,600 employees participating in the plan, and they vest in installments of one-third on each of the first three anniversaries of the grant date. The options granted to Mr. Fong on November 1, 2012, were part of the compensation offered to him in order to persuade him to join the Company as a new employee. The options granted to Mr. Shin on February 16, 2012, and to Mr. Sauer on May 4, 2012, represent progressive stock options (commonly referred to as reloads) issued upon their exercise (via a stock swap, using shares of 3M common stock already owned by the optionee) of nonqualified options granted under pre-2005 versions of the Management Stock Ownership Program which provided for the receipt of such reloads when the optionee pays the exercise price in shares of the Company's common stock. 3M offered progressive stock options with respect to nonqualified stock options granted before May 2005 to encourage executives to acquire and accumulate actual shares of 3M common stock by exercising their stock options early rather than holding such options until the end of their term and then immediately selling the shares acquired upon exercise. Stock options granted by the Company since May 2005 have not been eligible for the grant of new progressive stock options upon their exercise. Progressive stock options vest in full six months following the grant date.

        (7)   The exercise price for all stock options granted under the Company's 2008 Long-Term Incentive Plan is set at the fair market value of a share of 3M common stock on the option grant date (as required by the provisions of the plan). As provided in the plan, the fair market value of a share of 3M common stock is computed as the closing price at which 3M common stock traded on the New York Stock Exchange on the applicable date.

        (8)   This amount reflects a grant of restricted stock units to Mr. Fong upon his appointment as Senior Vice President, Legal Affairs and General Counsel. They were granted to him as part of the compensation offered to Mr. Fong in order to persuade him to join the Company as a new employee. These restricted stock units vest in full on the fourth anniversary of the grant date, assuming continued employment, or immediately upon the termination of his employment due to disability or the termination of his employment by the Company without cause.

        2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Inge G. Thulin							8,499(9)	789,132
							8,931(9)	829,243
							49,359(10)	4,582,983
	6,990	0	86.80	05/13/2013
	20,288	0	97.21	05/13/2013
	56,114	0	84.40	05/09/2014
	67,975	0	76.80	05/08/2015
	52,000	0	87.35	05/09/2016
	45,758	0	84.78	05/08/2017
	50,792	0	77.18	05/13/2018
	59,584	0	54.11	02/08/2019
	33,443	16,723(1)	78.72	02/07/2020
	14,519	29,041(2)	89.47	02/08/2021
	0	204,804(3)	87.89	02/07/2022
					3,294(5)	305,848
					24(6)	2,228
George W. Buckley							50,590(9)	4,697,282
							26,222(10)	2,434,713
	183,522	0	87.35	05/09/2016
	165,909	0	84.78	05/08/2017
	152,441	76,222(1)	78.72	02/07/2020
	71,252	142,507(2)	89.47	02/08/2021
					16,581(5)	1,539,546
					14,125(6)	1,311,506
David W. Meline							2,275(9)	211,234
							8,971(9)	832,957
							15,770(10)	1,464,245
	20,136	0	71.12	08/31/2018
	10,709	5,356(1)	78.72	02/07/2020
	3,845	7,693(2)	89.47	02/08/2021
	0	56,570(3)	87.89	02/07/2022
					847(5)	78,644
					6,173(7)	573,163
					1,095(6)	101,671
Ivan K. Fong							3,373(9)	313,183
							6,609(10)	613,646
	0	50,423(4)	89.25	11/01/2022
					11,205(8)	1,040,384
Hak Cheol Shin							8,499(9)	789,132
							9,292(10)	862,762
	5,028	0	86.80	05/13/2013
	9,340	0	87.65	05/13/2013
	24,353	0	84.40	05/09/2014
	17,043	0	76.80	05/08/2015
	60,000	0	87.35	05/09/2016
	35,441	0	84.78	05/08/2017
	47,528	0	77.18	05/13/2018
	58,772	0	54.11	02/08/2019
	38,391	19,196(1)	78.72	02/07/2020
	16,531	33,064(2)	89.47	02/08/2021
	0	46,314(3)	87.89	02/07/2022
					3,388(5)	314,576
					2,720(6)	252,552
Brad T. Sauer							8,499(9)	789,132
							9,292(10)	862,762
	3,621	0	96.83	05/13/2013
	974	0	84.40	05/09/2014
	20,380	0	96.83	05/09/2014
	16,556	0	88.67	05/09/2014
	63,122	0	76.80	05/08/2015
	52,000	0	87.35	05/09/2016
	38,979	0	84.78	05/08/2017
	45,508	0	77.18	05/13/2018
	59,216	0	54.11	02/08/2019
	33,443	16,723(1)	78.72	02/07/2020
	14,519	29,041(2)	89.47	02/08/2021
	0	33,345(3)	87.89	02/07/2022
					3,388(5)	314,576

FOOTNOTES TO 2012 OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END TABLE

        (1)   These stock options vested in full on February 9, 2013.

        (2)   These stock options vested or will vest in installments of one-half on February 8, 2013, and February 8, 2014.

        (3)   These stock options vested or will vest in installments of one-third on each of February 7, 2013, February 7, 2014, and February 7, 2015.

        (4)   These stock options will vest in installments of one-third on each of November 1, 2015, November 1, 2016, and November 1, 2017, or immediately in the event of the termination of Mr. Fong's employment by the Company without cause.

        (5)   These restricted stock units vested in full on February 9, 2013.

        (6)   These restricted stock units will vest in full on January 2, 2014.

        (7)   These restricted stock units will vest in full on September 1, 2013.

        (8)   These restricted stock units will vest in full on November 1, 2016, or immediately in the event of the termination of Mr. Fong's employment by the Company without cause.

        (9)   The shares of 3M common stock to be delivered as a result of the Company's performance over the three-year performance period ending December 31, 2013, will not vest until December 31, 2013. Under the terms of the 2008 Long-Term Incentive Plan, these shares of 3M common stock will be delivered no later than March 15, 2014. In accordance with the Securities and Exchange Commission's regulations, the number of shares and payout value for the performance shares granted in 2011 reflect the target payout under the formula for this grant since the Company's performance during the first two years of the three-year performance period has exceeded the threshold levels for this grant.

        (10) The shares of 3M common stock to be delivered as a result of the Company's performance over the three-year performance period ending December 31, 2014, will not vest until December 31, 2014. Under the terms of the 2008 Long-Term Incentive Plan, these shares of 3M common stock will be delivered no later than March 15, 2015. In accordance with the Securities and Exchange Commission's regulations, the number of shares and payout value for the performance shares granted in 2012 reflect the target payout under the formula for this grant since the Company's performance during the first year of the three-year performance period has exceeded the threshold levels for this grant.

        2012 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Inge G. Thulin	14,691(1)	339,362	54,411(6)	4,951,299
George W. Buckley	459,312(2)	12,253,871	162,537(7)	15,300,046
David W. Meline	16,636(3)	560,509	20,770(8)	1,988,859
Ivan K. Fong	0	0	1,031(9)	104,636
Hak Cheol Shin	27,036(4)	655,659	61,374(10)	5,670,858
Brad T. Sauer	70,413(5)	824,710	54,778(11)	4,983,552

FOOTNOTES TO 2012 OPTION EXERCISES
AND STOCK VESTED TABLE

        (1)   The stock options exercised by Mr. Thulin were granted on May 14, 2002, and had an exercise price of $64.50. Of this total number of options exercised, Mr. Thulin retained a total of 2,220 additional shares of 3M common stock after tax withholding and payment of the exercise price for these options.

        (2)   The stock options exercised by Mr. Buckley were granted between May 13, 2008, and February 9, 2009, and had exercise prices between $54.11 and $77.18. Mr. Buckley did not retain any additional shares of 3M common stock as a result of these option exercises.

        (3)   The stock options exercised by Mr. Meline were granted on February 9, 2009, and had an exercise price of $54.11. Of this total number of options exercised, Mr. Meline retained a total of 3,648 additional shares of 3M common stock after tax withholding and payment of the exercise price for these options.

        (4)   The stock options exercised by Mr. Shin were granted between May 14, 2002, and May 13, 2003, and had exercise prices between $61.85 and $64.50. Of this total number of options exercised, Mr. Shin retained a total of 4,289 additional shares of 3M common stock after tax withholding and payment of the exercise prices for these options.

        (5)   The stock options exercised by Mr. Sauer were granted between May 14, 2002, and May 4, 2010, and had exercise prices between $64.50 and $88.65. Of this total number of options exercised, Mr. Sauer retained a total of 3,588 additional shares of 3M common stock after tax withholding and payment of the exercise prices for these options.

        (6)   These shares were acquired by Mr. Thulin upon the vesting of restricted stock units granted to him under the 2005 Management Stock Ownership Program and the 2008 Long-Term Incentive Plan, and upon the vesting of performance shares granted to him under the 2008 Long-Term Incentive Plan. Of this total number of shares, 25,481 were attributable to restricted stock units granted on March 3, 2008, 12,664 were attributable to restricted stock units granted on February 9, 2009, 3,294 were attributable to restricted stock units granted on February 9, 2010, and 12,972 were attributable to his 2010 performance shares for which the three-year performance period was completed on December 31, 2012.

        (7)   These shares were acquired by Mr. Buckley upon the vesting of restricted stock units granted to him under the 2008 Long-Term Incentive Plan, and upon the vesting of performance shares granted to him under the 2008 Long-Term Incentive Plan. Of this total number of shares, 70,477 were attributable to restricted stock units granted on February 9, 2009, 1,355 were attributable to restricted stock units granted on September 1, 2009, 16,581 were attributable to restricted stock units granted on February 9, 2010, and 74,124 were attributable to his 2010 performance shares for which the three-year performance period was completed on December 31, 2012.

        (8)   These shares were acquired by Mr. Meline upon the vesting of restricted stock units granted to him under the 2008 Long-Term Incentive Plan, and upon the vesting of performance shares granted to him under the 2008 Long-Term Incentive Plan. Of this total number of shares, 4,159 were attributable to restricted stock units granted on February 9, 2009, 847 were attributable to restricted stock units granted on February 9, 2010, 3,835 were attributable to restricted stock units granted on April 1, 2011, and 11,929 were attributable to his 2010 performance shares for which the three-year performance period was completed on December 31, 2012.

        (9)   These shares were acquired by Mr. Fong upon the vesting of performance shares granted to him under the 2008 Long-Term Incentive Plan. All 1,031 of these shares were attributable to his 2010 performance shares for which the three-year performance period was completed on December 31, 2012.

        (10) These shares were acquired by Mr. Shin upon the vesting of restricted stock units granted to him under the 2008 Long-Term Incentive Plan, and upon the vesting of performance shares granted to him under the 2008 Long-Term Incentive Plan. Of this total number of shares, 32,077 were attributable to restricted stock units granted on December 1, 2008, 12,937 were attributable to restricted stock units granted on February 9, 2009, 3,388 were attributable to restricted stock units granted on February 9, 2010, and 12,972 were attributable to his 2010 performance shares for which the three-year performance period was completed on December 31, 2012.

        (11) These shares were acquired by Mr. Sauer upon the vesting of restricted stock units granted to him under the 2005 Management Stock Ownership Program and the 2008 Long-Term Incentive Plan, and upon the vesting of performance shares granted to him under the 2008 Long-Term Incentive Plan. Of this total number of shares, 25,481 were attributable to restricted stock units granted on March 3, 2008, 12,937 were attributable to restricted stock units granted on February 9, 2009, 3,388 were attributable to restricted stock units granted on February 9, 2010, and 12,972 were attributable to his 2010 performance shares for which the three-year performance period was completed on December 31, 2012.

        PENSION BENEFITS

        The following table shows the present value of the accumulated benefits payable to each of the Named Executive Officers, as well as the number of years of service credited to each individual, under each of the Company's defined benefit pension plans (including any supplemental arrangements pursuant to their employment agreements) determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 10 to the Company's audited financial statements for the fiscal year ended December 31, 2012, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2013.

2012 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Inge G. Thulin	Employee Retirement Income Plan	33	1,556,554*	0
	Nonqualified Pension Plan	33	8,643,354	0
George W. Buckley	Employee Retirement Income Plan	7	301,332	12,159
	Nonqualified Pension Plan	7	6,709,722	258,480
	Supplemental Retirement Plan	7	21,664,331	834,578
David W. Meline	Employee Retirement Income Plan	4	170,709	0
	Nonqualified Pension Plan	4	549,617	0
Ivan K. Fong	None
Hak Cheol Shin	Employee Retirement Income Plan	28	1,145,346	0
	Nonqualified Pension Plan	28	3,890,906	0
Brad T. Sauer	Employee Retirement Income Plan	30	1,133,367	0
	Nonqualified Pension Plan	30	3,426,461	0

*
A portion of Mr. Thulin's benefits will actually be paid by a pension plan maintained by the Company's subsidiary in Sweden (based on the years he was employed in Sweden before transferring to the United States), and the amount paid by this plan in Sweden will reduce the amount paid by the ERIP.

        The Employee Retirement Income Plan ("ERIP") is a tax-qualified defined benefit pension plan maintained by 3M for its eligible employees in the United States. Effective January 1, 2001, the Company amended the ERIP to include a pension equity formula for (1) employees hired or rehired on or after January 1, 2001, and (2) employees who voluntarily elected the pension equity formula during the one-time choice election period in 2001. The ERIP was closed to new participants effective January 1, 2009, meaning that employees hired or rehired on or after January 1, 2009 (including Mr. Fong), do not participate in the plan. Of the Named Executive Officers, Mr. Thulin, Mr. Shin, and Mr. Sauer participate under the non-pension equity formula of the ERIP (the Portfolio I Plan), while Mr. Buckley and Mr. Meline participate under the pension equity formula of the ERIP (the Portfolio II Plan). Retirement benefits under the ERIP are based on an employee's years of service and average annual earnings during the employee's four highest-paid consecutive years of service. As applied to the Named Executive Officers, earnings for purposes of the ERIP include base salary and annual incentive compensation. All benefits earned under the ERIP by the Named Executive Officers will be payable in the form of life annuities.

        Under the Portfolio I Plan, employees earn annual benefits payable at retirement generally equal to 1.15 percent of their high-four average annual earnings multiplied by their years of service plus 0.35 percent of their high-four average annual earnings in excess of a Social Security breakpoint multiplied by their years of service (up to a maximum of 35 years). The Social Security breakpoint is an average of the Social Security taxable wage bases for each of the 35 years ending with the year each employee qualifies for receiving unreduced Social Security retirement benefits. Under the Portfolio I Plan, an employee may retire with an unreduced pension at age 60 (61 or 62 for employees born after 1942) and if the employee's age and service at the time of retirement total at least 90 (91 or 92 for employees born after 1942) the employee would receive a Social Security bridge payment until age 62. Mr. Thulin and Mr. Shin are eligible to retire with reduced early retirement benefits under the Portfolio I Plan, with the reduction being equal to 5 percent of the pension otherwise payable for each year that they retire prior to age 61.

        Under the Portfolio II Plan, employees earn pension credits (from 3 percent to 12 percent) for each year of employment based on their age and accumulated years of service under the Plan. Once their employment ends, these accumulated pension credits are multiplied by their high-four average annual earnings and added to an amount determined by multiplying one-half of these accumulated pension credits by their high-four average annual earnings in excess of a Social Security integration level (70 percent of the Social Security taxable wage base in the year employment ends). The sum of these two amounts is then converted into an annuity payable over the lifetime of the employee using fixed conversion factors. The Portfolio II Plan does not provide any subsidies for early retirement.

        As a tax-qualified plan, the ERIP is subject to a variety of limits that apply to both the amount of any employee's earnings that may be considered when determining the benefits earned under the plan as well as the maximum amount of benefits that any employee may earn. The Nonqualified Pension Plan is designed to provide additional benefits to employees, including the Named Executive Officers, affected by these limits. The amount of benefits earned under this Nonqualified Pension Plan generally equal the amount of benefits an employee was not able to earn under the ERIP as a result of the limits imposed by Federal tax laws. The benefits earned under this Nonqualified Pension Plan are generally paid in the form of a single lump-sum cash payment following the termination of their employment (subject to any applicable delay under Federal tax laws). Current employees were given a one-time opportunity during 2008 to elect to receive their benefits earned under this Nonqualified Pension Plan in the form of a life annuity following their retirement, and both Mr. Buckley and Mr. Meline elected to receive their benefits in the form of a life annuity.

        Mr. Buckley also earned supplemental retirement benefits pursuant to his now-expired employment agreement with the Company. These supplemental benefits, which were negotiated at the time he agreed to leave his previous employer and join 3M, were designed to replace the pension benefits he failed to earn under the plan of his previous employer because his accrued benefits under that plan do not grow with future increases in compensation. These supplemental benefits are payable in the form of a life annuity.

  NONQUALIFIED DEFERRED COMPENSATION

        The following table reflects the participation during 2012 by the Named Executive Officers in three nonqualified deferred compensation plans offered by the Company. The Deferred Compensation Excess Plan allows eligible employees to defer for a number of years or until retirement from the Company the receipt of base salary and the portion of their annual incentive compensation paid in cash. The Performance Awards Deferred Compensation Plan allows eligible employees to defer for a number of years or until retirement from the Company the payout of their performance share or performance unit awards under the 2008 Long-Term Incentive Plan. The VIP Excess Plan allows eligible employees to defer until retirement from the Company the receipt of base salary and annual incentive compensation. All three plans generally allow the eligible employees to elect to receive payment of their account balances in the form of either a single lump sum payment or in up to ten annual installments. With the exception of deferrals of performance shares under the Performance Awards Deferred Compensation Plan, earnings are credited to the amounts deferred under all three plans based on the returns paid on the investment funds available to participants in 3M's qualified 401(k) plan or a fixed rate of return based on corporate bond yields (as selected by each participant). Earnings are credited to the deferrals of performance shares under the Performance Awards Deferred Compensation Plan based on the return on shares of 3M common stock, including reinvested dividends.

2012 Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Inge G. Thulin
VIP Excess Plan	100,107	60,064	10,830	0	448,059
George W. Buckley
VIP Excess Plan	232,728	149,290	411,772	0	3,293,407
Performance	0	0	1,638,519	0	12,294,050
Awards Deferred
Compensation
Plan
David W. Meline
VIP Excess Plan	73,186	40,080	55,562	0	485,332
Performance	0	0	110,018	0	752,939
Awards Deferred
Compensation
Plan
Deferred	0	0	105,125	0	721,221
Compensation
Excess Plan
Ivan K. Fong
None
Hak Cheol Shin
VIP Excess Plan	52,087	31,253	71,009	0	778,848
Brad T. Sauer
VIP Excess Plan	53,415	27,213	8,549	0	326,807

FOOTNOTES TO 2012 NONQUALIFIED DEFERRED COMPENSATION TABLE

        (1)   With the exception of the amounts contributed during 2012 by Mr. Sauer from the payout of his annual incentive compensation earned during 2011, all amounts contributed by these individuals during 2012 have been included in the Summary Compensation Table as Salary or Non-Equity Incentive Plan Compensation earned in 2011 or 2012. Since Mr. Sauer was not a Named Executive Officer for 2011, the

Summary Compensation Table does not reflect any of his 2011 annual incentive compensation from which these contributions were made during 2012.

        (2)   All amounts contributed by the Company on behalf of these individuals during 2012 are included in the "All Other Compensation" column of the Summary Compensation Table.

        (3)   None of these amounts is included in the Summary Compensation Table as compensation earned in 2012.

        (4)   Of the amounts reported in this column, $265,325 of Mr. Thulin's balance at the end of 2012, $11,366,033 of Mr. Buckley's balances at the end of 2012, $93,163 of Mr. Meline's balances at the end of 2012, $10,315 of Mr. Shin's balance at the end of 2012, and $45,792 of Mr. Sauer's balance at the end of 2012 were reported previously as compensation in the Company's Summary Compensation Table for prior years.

  POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        As reflected in the Compensation Discussion and Analysis portion of this Proxy Statement, 3M has no employment agreements with any of the Named Executive Officers nor does it have any severance or change in control plans or arrangements that would provide severance benefits to any of the Named Executive Officers in the event of the termination of their employment or a change in control of the Company. However, certain of the Company's executive compensation and benefit plans provide all participants (including the Named Executive Officers) with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The terms applicable to these potential rights or payments in various situations are described below. Payments or benefits under other plans and arrangements that are generally provided on a non-discriminatory basis to all similarly situated employees of the Company upon the termination of their employment are not described, including (a) accrued base salary; (b) annual incentive earned with respect to completed performance periods; (c) retiree welfare benefits provided to substantially all of the Company's U.S. employees, including retiree medical and dental benefits; (d) distribution of vested account balances under the Company's qualified 401(k) plan; (e) accrued pension benefits under the Company's defined benefit pension plans payable following an employee's retirement or other termination of employment (the amounts of these benefits earned by the Named Executive Officers are reported in the 2012 Pension Benefits Table); and (f) distribution of account balances under the Company's nonqualified deferred compensation plans (the amount of these account balances of the Named Executive Officers are reported in the 2012 Nonqualified Deferred Compensation Table).

  Right and Payments upon Retirement

        Following retirement (termination of employment after attaining age 55 with at least five years of employment service with the Company), the Named Executive Officers are entitled to receive:

  •
  continued vesting of stock options previously granted under the Company's stock plans, and the opportunity to exercise vested stock options previously granted under such plans during the remainder of the original term (up to 10 years) of such options;

  •
  continued vesting of restricted stock and restricted stock units previously granted under the Company's stock plans;

  •
  for those Named Executive Officers whose initial appointment to a 3M executive position occurred prior to January 1, 2006, payment for all previously granted performance shares upon completion of the respective three-year performance period (prorated to reflect the portion of the year worked only with respect to the performance shares granted in the year of retirement); and

  •
  for those Named Executive Officers whose initial appointment to a 3M executive position occurred on or after January 1, 2006, payment for all previously granted performance shares upon completion of the respective three-year performance period (prorated to reflect the portion of the three-year performance period that occurred prior to the date of the Named Executive Officer's retirement).

  Rights and Payments upon Termination due to Death or Disability

        In the event of the termination of their employment due to death or disability, the Named Executive Officers are entitled to receive:

  •
  in the event of termination due to disability, continued vesting of stock options previously granted under the Company's stock plans, and the opportunity to exercise vested stock options previously granted under such plans during the remainder of the original term (up to 10 years) of such options;

  •
  in the event of termination due to disability, immediate vesting of all restricted stock and restricted stock units previously granted under the Company's stock plans;

  •
  in the event of termination due to death, immediate vesting of all unvested stock options, restricted stock and restricted stock units previously granted under the Company's stock plans, and the opportunity for the Named Executive Officer's estate or beneficiaries to exercise all vested stock options within the two years following the date of death (but not beyond the original expiration date of any such stock option);

  •
  in the event of termination due to disability, payment for all previously granted performance shares upon completion of the respective three-year performance period;

  •
  in the event of termination due to death, payment to the Named Executive Officer's estate or beneficiaries no later than March 15 of the year following the year in which the Named Executive Officer died for all previously granted performance shares (in the same amount as paid for the performance shares granted to other Named Executive Officers if the date of death occurs after the end of the three-year performance period for such shares, and at the lesser of the target value or such other amount as determined by the Committee in its discretion if the date of death occurs before the end of the three-year performance period for such shares); and

  •
  in the event of termination due to death, payment to the Named Executive Officer's beneficiaries of the proceeds from the life insurance policies provided for such Named Executive Officer pursuant to the Company's Executive Life Insurance Plan.

  Rights and Payments upon Termination for any other reason

        In the event of the termination of their employment for any reason other than retirement, death, or disability, the Named Executive Officers are entitled to receive:

  •
  the opportunity to exercise vested stock options granted under the Company's stock plans within the first 90 days following the termination date (but beyond the original expiration date of any such stock option), at which time any remaining vested stock options are forfeited; and

  •
  all unvested stock options, restricted stock, restricted stock units, and performance shares are forfeited immediately (with the exception of the stock options and restricted stock units granted to Mr. Fong on November 1, 2012, which vest immediately upon the termination of his employment by the Company without cause).

  Rights and Payments upon a Change in Control

        In the event of a change in control of the Company (as defined for purposes of Section 409A of the Internal Revenue Code), the Named Executive Officers are entitled to receive:

  •
  for awards with a grant date prior to February 9, 2010, the immediate vesting of all outstanding stock options, restricted stock, and restricted stock units granted under the Company's stock plans and the immediate termination and payout of all outstanding performance shares; and

  •
  in the event of the termination of a Named Executive Officer's employment without Cause or if the Named Executive Officer resigns for Good Reason within 18 months following a change in control, the immediate vesting of all outstanding stock options, restricted stock, and restricted stock units granted under the Company's stock plans with a grant date of February 9, 2010, or later and the immediate termination and payout of all outstanding performance shares.

For purposes of these awards, "Cause" means a material violation of any policy of the Company, or embezzlement or theft of property belonging to the Company, and "Good Reason" means (i) a material diminution in the Named Executive Officer's position, authority, duties, or responsibilities as in effect immediately prior to the change in control, (ii) a material diminution in the Named Executive Officer's base salary or annual planned cash compensation, or (iii) a material change in the geographic location at which the Named Executive Officer is required to perform services for the Company.

        The amounts payable to or on behalf of each of the Named Executive Officers in each of the above situations is reflected in the following table, assuming that each individual's employment had terminated and/or a change in control of the Company had occurred on December 31, 2012. As of December 31, 2012, Mr. Thulin and Mr. Shin were eligible to retire (as that term is defined for purposes of 3M's stock plans). Mr. Buckley retired from the Company effective June 1, 2012.

2012 Potential Payments upon Termination or Change in Control Table
Name	Triggering Event	Outstanding Performance Share Awards ($)(1)	Unvested RSUs ($)(2)		Unvested Options ($)(3)		Life Insurance Proceeds ($)(4)	Total ($)
Inge G. Thulin	Retirement	0	0		0		0	0
	Death	6,218,072	308,076		1,350,283		8,900,000	16,776,431
	Termination due to disability	0	308,076		0		0	308,076
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	2,265,799	308,076		1,350,283		0	3,924,158
George W. Buckley	Retirement	0	0		0		0	0
David W. Meline	Death	2,508,436	753,478		382,269		2,760,883	6,405,066
	Termination due to disability	0	753,478		0		0	753,478
	Termination for other reason	0	0		0		0	0
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	1,025,376	753,478		382,269		0	2,161,123
Ivan K. Fong	Death	926,829	1,040,384		181,523		2,310,000	4,458,736
	Termination due to disability	0	1,040,384		0		0	1,040,384
	Termination for other reason	0	1,040,384	(5)	181,523	(5)	0	1,221,907
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	358,192	1,040,384		181,523		0	1,580,099
Hak Cheol Shin	Retirement	0	0		0		0	0
	Death	1,651,894	567,128		612,712		2,288,000	5,119,734
	Termination due to disability	0	567,128		0		0	567,128
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	704,141	567,128		612,712		0	1,883,981
Brad T. Sauer	Death	1,651,894	314,576		499,846		2,093,700	4,560,016
	Termination due to disability	0	314,576		0		0	314,576
	Termination for other reason	0	0		0		0	0
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	704,141	314,576		499,846		0	1,518,563

FOOTNOTES TO 2012 POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE IN CONTROL TABLE

        (1)   The amounts in this column reflect the value of performance share awards under the 2008 Long-Term Incentive Plan for which the three-year performance period has not been completed (adjusted to reflect the closing market price of 3M common stock on December 31, 2012), and which would be paid upon the occurrence of the respective triggering events in accordance with the provisions of the Plan.

        (2)   The amounts in this column reflect the value of unvested 3M restricted stock units that would vest upon the occurrence of the respective triggering events in accordance with the provisions of the 2008 Long-Term Incentive Plan. Share values are based on the closing market price of 3M common stock on December 31, 2012 ($92.85).

        (3)   The amounts in this column reflect the spread value on December 31, 2012, of unvested, in-the-money 3M stock options that will vest upon the occurrence of the respective triggering events in accordance with the provisions of the 2008 Long-Term Incentive Plan. Spread values are based on the closing market price of 3M common stock on December 31, 2012 ($92.85).

        (4)   The amounts in this column reflect the life insurance proceeds that would be payable to each individual's beneficiary or beneficiaries pursuant to the universal life insurance policies obtained for them under the Executive Life Insurance Plan.

        (5)   Assumes that Mr. Fong's employment was terminated by the Company without cause. These amounts would be zero in the event that the termination was for cause (the unvested RSUs and stock options would be forfeited).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are named in the preceding section. No members of the Compensation Committee were officers or employees of 3M or any of its subsidiaries during the year, were formerly 3M officers (except that Robert S. Morrison served as interim Chairman of the Board and Chief Executive Officer from June 30, 2005, to December 6, 2005), or had any relationship otherwise requiring disclosure.

 AUDIT COMMITTEE REPORT

        The role of the Audit Committee includes assisting the Board of Directors in its oversight of the Company's financial reporting process. In performing this oversight function, the Audit Committee has:

  •
  Reviewed and discussed the audited consolidated financial statements with management, which has primary responsibility for the financial statements;

  •
  Discussed with PricewaterhouseCoopers LLP (PwC), the Company's independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

  •
  Received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the audit committee concerning independence, and has discussed with PwC its independence.

        Based upon the review and discussions described above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Herbert L. Henkel, Chair
Linda G. Alvarado
Michael L. Eskew
W. James Farrell

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing and overseeing the work of the independent registered public accounting firm ("Independent Accounting Firm"). The Audit Committee has established the following procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Accounting Firm.

        Before engagement of the Independent Accounting Firm for the next year's audit, the Independent Accounting Firm will submit to the Audit Committee for approval a detailed description of services it expects to render to the Company during that year for each of the following categories of services:

        1.     Audit services include audit work performed in the preparation of consolidated financial statements, as well as work that generally only the Independent Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, attest services, and consultation regarding financial accounting and/or reporting standards.

        2.     Audit related services are for assurance and related services that are traditionally performed by the Independent Accounting Firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

        3.     Tax services include all services performed by the Independent Accounting Firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other services are those services not captured in the other categories.

        Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Accounting Firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Accounting Firm.

        The Audit Committee has delegated pre-approval authority to the chair of the Committee. The chair must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's consolidated financial statements for the years ended December 31, 2011 and 2012, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods (amounts in millions).

Audit and Non-Audit Fees ($ in millions)

	2011	2012
Audit Fees:(1)	$12.6	$13.1
Audit Related Fees:(2)	0.9	1.3
Tax Fees:(3)	0.7	1.0
All Other Fees:(4)	0.4	0.1

Total	$14.6	$15.5

        (1)   Audit fees consisted of audit work and review services, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

        (2)   Audit related fees consisted principally of employee benefit plan audits, internal control and system audits, agreed-upon procedures, financial due diligence, and other attest services.

        (3)   Tax fees consisted principally of tax compliance services.

        (4)   All other fees consisted of permissible services primarily related to systems.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in 3M's Proxy Statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal by November 27, 2013. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company) to: Gregg M. Larson, Deputy General Counsel and Secretary, 3M Company, 3M Center, Building 220-13E-34, St. Paul, MN 55144-1000. Such proposals must comply with the Securities and Exchange Commission's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials, such as the stockholder continuing to own a minimum number of shares until the Annual Meeting and appearing in person or through an authorized representative at the meeting to present the proposal.

        Alternatively, stockholders intending to present a proposal at next year's Annual Meeting without having it included in the Company's Proxy Statement must comply with the requirements set forth in the Company's Bylaws, a copy of which is available at www.3M.com under Investor Relations — Corporate Governance. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder no earlier than the close of business on January 14, 2014, and no later than the close of business on February 13, 2014. The notice must contain the information required by our Bylaws.

        Proposals received by the Corporate Secretary after the dates mentioned will not be included in the Proxy Statement or acted upon at next year's Annual Meeting.

By Order of the Board of Directors.

GREGG M. LARSON

Deputy General Counsel and Secretary

ADMISSION TICKET AND PHOTO ID REQUIRED FOR THE ANNUAL MEETING

Please note that you will need an admission ticket and a valid photo ID to attend the Annual Meeting. For more details, please read "Annual Meeting Admission" on page 1 of the Proxy Statement.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Daylight Time on May 13, 2013*. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 13, 2013*. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 13, 2013*. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by 3M Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. *Up until 10:59 p.m. Central Daylight Time on May 9, 2013, for participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan. 3M CENTER BLDG. 220-9E-02 ST. PAUL, MN 55144-1000 M56203-P34082 3M COMPANY The Board of Directors recommends you vote FOR the following proposals 1, 2 and 3: Vote on Directors 1. To elect eleven members to the Board of Directors, each for a term of one year. For Abstain Against Nominees: ! ! ! 1a. Linda G. Alvarado Abstain For Against ! ! ! ! ! ! 1b. Vance D. Coffman 1i. Aulana L. Peters ! ! ! ! ! ! 1c. Michael L. Eskew 1j. Inge G. Thulin ! ! ! ! ! ! 1k. Robert J. Ulrich 1d. W. James Farrell ! ! ! ! ! ! 2. To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm. 1e. Herbert L. Henkel ! ! ! ! ! ! 1f. Muhtar Kent 3. Advisory approval of executive compensation. ! ! ! The Board of Directors recommends you vote AGAINST the following proposals 4 and 5: 1g. Edward M. Liddy ! ! ! ! ! ! 4. Stockholder proposal on action by written consent. 1h. Robert S. Morrison ! ! ! ! 5. Stockholder proposal on prohibiting political spending from corporate treasury funds. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 14, 2013, 10:00 a.m. Central Daylight Time Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. With your name and control number printed on the reverse side, this top half of proxy card will serve as an admission ticket. M56204-P34082 3M COMPANY The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 14, 2013. The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Gregg M. Larson, David W. Meline, and Inge G. Thulin or any of them, each with full power of substitution, as proxies, to vote all shares of common stock in 3M Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 2013 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. FOR PARTICIPANTS IN 3M'S VOLUNTARY INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (VIP), AND THE 3M SAVINGS PLAN: In accordance with the terms of the VIP and Savings Plan, shares allocated to the respective accounts in these plans on the record date will be voted by the trustee, State Street Bank and Trust Company, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, participants in the VIP may instruct State Street (as VIP trustee) how to vote a proportionate number of the allocated shares for which no instructions are received by following the same instructions. If no instructions are provided or if this card is not received on or before May 9, 2013, shares held in the respective accounts in the Savings Plan will be voted by the trustee as directed by any one of the named proxies designated above. If no instructions are provided or if this card is not received on or before May 9, 2013, shares held in the respective accounts in the VIP will be voted by the trustee in the same proportion that the other participants in the VIP direct the trustee to vote shares in the VIP accounts. Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and must be signed and dated on the other side)